Exhibit 4.1

INDENTURE

Dated as of June 29, 2021

between

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

as Issuer,

The Guarantors named herein

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee and Notes Collateral Agent

4.625% Senior Secured Notes due 2029

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Appendix A – Transfer Restrictions

Exhibit A – Form of Note

Exhibit B – Form of Supplemental Indenture

Exhibit C – Form of Transfer Certificate for Transfer or Exchange from Rule 144A Global Note to Regulation S Global Note prior to the Expiration of the Distribution Compliance Period

Exhibit D – Form of Transfer Certificate for the Transfer or Exchange from Rule 144A Global Note to Regulation S Global Note after the Expiration of the Distribution Compliance Period

Exhibit E – Form of Transfer Certificate for Transfer or Exchange from Regulation S Global Note to Rule 144A Global Note prior to the Expiration of the Distribution Compliance Period

Exhibit F – Form of Transfer Certificate for Other Transfers and Exchanges

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

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INDENTURE dated as of June 29, 2021 (this “Indenture”) between APOLLO COMMERCIAL REAL ESTATE FINANCE, INC., a Maryland corporation (the “Company”), the Guarantors (as defined herein) named herein, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee (the “Trustee”) and notes collateral agent (the “Notes Collateral Agent”).

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 4.625% Senior Secured Notes due 2029 to be issued, from time to time, as provided in this Indenture:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such merger, consolidation or acquisition. Acquired Indebtedness shall be deemed to have been incurred on the date such Person becomes a Subsidiary of the Company or merges or consolidates with or into the Company or any of its Subsidiaries or the date of the assumption of such Indebtedness by the Company or any of its Subsidiaries, as applicable.

“Acquisition” means any acquisition or other investment (including by way of merger, amalgamation or consolidation) by the Company or any of its Subsidiaries and any related incurrence of Indebtedness (including the incurrence of Acquired Indebtedness).

“Additional Notes” means additional 4.625% Senior Secured Notes due 2029 originally issued under this Indenture after the Issue Date.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. As used in the immediately preceding sentence and in the definition of “Subsidiary,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No Person shall be an “Affiliate” of the Company or any Subsidiary thereof solely because it is an unrelated portfolio company of the Sponsor.

“Asset Financing Facility” means any indebtedness or obligations under securitization transactions, repurchase facilities, warehouse facilities, note-on-note financings, other credit facilities and arrangements similar to any of the foregoing and any other indebtedness or obligations, in each case, secured directly or indirectly by, and incurred for the primary purpose of directly or indirectly funding the origination or acquisition of, or any investment in, or otherwise financing, refinancing or capitalizing any previous origination or acquisition of, or investment in, any CRE Finance Assets, but excluding any facility relating to Non-Recourse Indebtedness.

“Base Incremental Amount” means (a) an amount equal to the greater of (i) $95,000,000 and (ii) 1.75% of Consolidated Total Assets as of the last day of the most recently ended Test Period calculated on a pro forma basis minus (b) the aggregate principal amount of all Indebtedness incurred or issued in reliance on the Base Incremental Amount, in each case, for the avoidance of doubt, determined after giving effect to any reclassification of such Indebtedness permitted under this Indenture.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors, managers or trustees or other governing body of such Person (or, if such Person is a partnership or limited liability company that does not have such a governing body, the board of directors, managers or trustees or other governing body of any direct or indirect general partner of such partnership or of any direct or indirect managing member or other managing Person of such limited liability company) or any duly authorized committee thereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Capitalized Lease Obligations” shall mean obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date; provided that Capitalized Lease Obligations shall, for the avoidance of doubt, exclude all Non-Finance Lease Obligations.

“Capital Stock” means:

(1) with respect to any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of or in its corporate stock or, if such Person is not a corporation, its equity; and

(2) with respect to any Person that is a business trust, any and all beneficial ownership interests (however designated and whether or not voting) in such Person;

in each case including each class or series of common stock and Preferred Stock of such Person but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the items referred to in clause (1) or (2) above.

“Captive Insurance Subsidiary” means any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary thereof).

“CECL Reserve” means, with respect to any Person, and as of a particular date, all amounts determined in accordance with GAAP under ASU 2016-13 and recorded on the balance sheet of such Person and its consolidated Subsidiaries at such date as a general (not asset specific) reserve.

“Change of Control” means:

(1) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange

Act as in effect on the Issue Date), other than (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor or (ii) one or more Permitted Holders, is or has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of Voting Stock of the Company representing more than 50% of the combined voting power of all of the outstanding Voting Stock of the Company; or

(2) the sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (other than sales, transfers, conveyances or other dispositions of Securitization Assets and CRE Finance Assets, in each case in the ordinary course of business) to any Person (other than the Company and/or one or more Subsidiaries of the Company or any Permitted Holder).

Notwithstanding the foregoing, a transaction will not be deemed to be a Change of Control if (1) the Company becomes a direct or indirect Wholly Owned Subsidiary of a parent entity and (2) either (A) the direct or indirect holders of the outstanding Voting Stock of such parent entity immediately following that transaction are substantially the same as the holders of the outstanding Voting Stock of the Company immediately prior to that transaction or (B) immediately following that transaction no Person (other than a parent entity satisfying the requirements of this sentence or a Permitted Holder) is the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of all of the outstanding Voting Stock of such parent entity.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the assets and properties subject to Liens granted by the Company or any Guarantor in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties pursuant to the Security Documents; provided that Collateral shall not include Excluded Assets.

“Consolidated Senior Debt” means, at any date of determination, the excess of (x) Consolidated Total Debt as of the last day of the most recently ended Test Period minus (y) the sum of (i) the aggregate principal amount of unsecured Indebtedness of the Company that is either not guaranteed by any Subsidiary or only guaranteed by the Guarantors on a subordinated basis with respect to the Guarantees and (ii) the lesser of (x) $350,000,000 and (y) the amount of unrestricted cash and cash equivalents of the Company and its Subsidiaries that is in excess of $100,000,000.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Corporate Trust Office” means the corporate trust office of the Trustee located at CTSO Mail Operations, 600 South 4th Street, 6th Floor, Minneapolis, MN 55415, Attn: Lynn M. Steiner or such other office in New York, New York designated by the Trustee by written notice to the Company, at which at any particular time its corporate trust business shall be administered.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Consolidated Total Assets” means, at any date of determination, the amount that would be set forth opposite the caption “Total Assets” (or any like caption) on the balance sheet of the Company and its Subsidiaries as of the last day of the most recently ended Test Period, on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” means, at any date of determination, the excess of (i) all Indebtedness of the Company and its Subsidiaries outstanding as of the last day of the most recently ended Test Period, in an amount that would be reflected on a balance sheet on a consolidated basis in accordance with GAAP minus (ii) the lesser of (x) $350,000,000 and (y) the amount of unrestricted cash and cash equivalents of the Company and its Subsidiaries that is in excess of $100,000,000.

“Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“CRE Finance Assets” means (i) any commercial real estate loans and/or direct or indirect interests therein (including, without limitation, commercial mortgage backed securities, collateralized loan obligations, mezzanine interests, senior and junior notes and participation interests with respect to any of the foregoing), (ii) any rights, assets or investments similar to or derivative of, any item referred to in the foregoing clause (i) and/or the origination, acquisition, financing, servicing or administration thereof (regardless of whether or not the Company or any of its Subsidiaries owns or originated the applicable commercial real estate loan or direct or indirect interest therein) and (iii) Capital Stock in any Person substantially all of whose assets, directly or indirectly, are comprised of one or more of the items referred to in the foregoing clauses (i) and/or (ii). For the avoidance of doubt, no Real Estate Investment shall constitute a CRE Finance Asset.

“CRE Financing” shall mean any Indebtedness or obligations principally secured directly or indirectly by, and incurred for the primary purpose of directly or indirectly funding the acquisition of, or any investment in, or otherwise financing, refinancing or capitalizing any previous acquisition of, or investment in, Real Estate Investments and/or interests therein (including, for the avoidance of doubt, any mezzanine financing secured by Capital Stock in Subsidiaries that directly or indirectly own Real Estate Investments).

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depositary” means DTC or any successor depositary for the Global Notes.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor) and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract and any other instrument linked to commodities that gives rise to similar credit risks; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Company or its Subsidiaries shall be a Derivative Transaction.

“Designated Revolving Commitments” means any commitments to make loans or extend credit on a revolving basis (or delayed draw basis) to the Company or any Subsidiary by any Person other than the Company or any Subsidiary that have been designated by the Company as “Designated Revolving Commitments” until such time as the Company subsequently determines that such commitments will no longer constitute “Designated Revolving Commitments”.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the final maturity of the Notes (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the final maturity of the Notes shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the final maturity date of the Notes, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to 91 days following the final maturity of the Notes at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the final maturity date of the Notes shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in cash on or prior to 91 days following the final maturity date of the Notes; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change of control or any disposition occurring prior to 91 days following the final maturity date of the Notes shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock while the Notes remain outstanding. Notwithstanding the preceding sentence, (A) if such Capital Stock is issued for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants of the Company or its Subsidiaries (or the Manager or its Affiliates), in each case in the ordinary course of business of the Company or any Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Company (or any Subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning assigned to such term in the Security Agreement.

“Excluded Subsidiary” means any of the following Subsidiaries of the Company, whether any such Subsidiary is in existence on the Issue Date or is formed or acquired or becomes a Subsidiary of the Company thereafter:

(a) any Subsidiary that is not a Wholly Owned Subsidiary on the Issue Date or on the date such Subsidiary becomes a Subsidiary, in each case for so long as such Subsidiary remains not a Wholly Owned Subsidiary,

(b) any Immaterial Subsidiary,

(c) any Subsidiary (x) that is prohibited or restricted from providing a Guarantee by (A) any Requirement of Law, (B) any Contractual Obligation that, in the case of this clause (B), exists on the Issue Date or at the time such Subsidiary becomes a Subsidiary (which Contractual Obligation was not entered into in contemplation of such Subsidiary becoming a Subsidiary (including pursuant to assumed Indebtedness)) and/or (C) with respect to any Subsidiary owning, directly or indirectly, the relevant CRE Finance Assets or Real Estate Investments, as applicable, financed thereby, or the corresponding Financing Equity and notwithstanding anything in clause (B) above to the contrary, any Asset Financing Facility or CRE Financing, in each case, that is permitted hereunder (including, without limitation, any Asset Financing Facility or CRE Financing existing on the Issue Date or established from time to time after the Issue Date, in each case, that is permitted hereunder (including Asset Financing Facilities or CRE Financings established in contemplation of the applicable Subsidiary becoming a Subsidiary)) or (y) that would require a governmental (including regulatory) or third party (other than the Company, a Subsidiary of the Company, the Manager, or the respective Affiliates of the foregoing) consent, approval, license or authorization on the Issue Date or at the time such Subsidiary becomes a Subsidiary (and (other than in the case of any Asset Financing Facility or CRE Financing with respect to (A) the relevant CRE Finance Assets or Real Estate Investments, as applicable, financed by such Asset Financing Facility or CRE Financing, as applicable, (B) any corresponding Financing Equity and (C) other assets ancillary to such CRE Finance Asset or Real Estate Investments owned by the Financing SPE Subsidiary under such Asset Financing Facility or CRE Financing, as applicable) to the extent such requirement was not incurred in contemplation of such Subsidiary becoming a Subsidiary) (including any regulatory consent, approval, license or authorization) to provide a Guarantee (except to the extent such consent has been obtained, it being understood there is no obligation to obtain or seek to obtain any such consent, approval, license or authorization), so long as, in the case of any Subsidiary that constitutes an Excluded Subsidiary pursuant to clause (x)(C) or (y) (with respect to third party consent, approval, license or authorization only) above only, a direct or indirect parent of such Subsidiary is a Guarantor,

(d) any not-for-profit subsidiary,

(e) any Captive Insurance Subsidiary,

(f) any (x) special purpose entity used for any permitted receivables facility or financing (including any Securitization Subsidiary) or (y) Financing SPE Subsidiary, in the case of this clause (y), that is not an obligor under any Indebtedness and that does not own any assets other than assets ancillary to its potential ownership of CRE Finance Asset or Real Estate Investments under Asset Financing Facilities or CRE Financing, as applicable,

(g) any Foreign Subsidiary,

(h) (i) any Foreign Subsidiary Holdco and/or (ii) any Domestic Subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary or of any Foreign Subsidiary Holdco,

(i) any Subsidiary acquired pursuant to an Acquisition or other investment permitted under this Indenture with assumed Indebtedness permitted by clause (l) of the definition of “Permitted Indebtedness”, and each Subsidiary acquired in such Acquisition or other investment permitted hereunder that guarantees such Indebtedness, in each case to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Subsidiary is a party prohibits such Subsidiary from providing a Guarantee (which prohibition was not implemented in contemplation of such Subsidiary becoming a Subsidiary or in order to avoid the requirement of providing a Guarantee), and

(j) any other Subsidiary with respect to which, in the reasonable judgment of the Trustee and the Company, the burden or cost of providing a Guarantee (including any adverse tax consequences to the Company or any of its direct or indirect parent companies or Subsidiaries) outweighs, or would be excessive in light of, the practical benefits afforded thereby;

provided that no Subsidiary described in any of the categories above shall constitute an Excluded Subsidiary for so long as such Subsidiary is a guarantor of any First Lien Obligations.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Company in good faith.

“FASB” means the Financial Accounting Standards Board or any successor thereto.

“Financing Equity” has the meaning assigned to such term in the definition of “Excluded Assets”.

“Finance Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required to be accounted for as a “finance lease” in accordance with GAAP or IFRS, in the case of assets located in England and Wales.

“Financing SPE Subsidiary” means any Subsidiary that constitutes a special purpose entity or other similar entity, in each case, formed or acquired to incur, or provide credit support with respect to, any Asset Financing Facility or CRE Financing at such time of formation or acquisition or any time thereafter.

“First Lien Intercreditor Agreement” means the intercreditor agreement dated as of the date hereof among the Company, JPMorgan Chase Bank, N.A., as agent under the Term Loan Credit Facility, the Trustee and the Notes Collateral Agent, as it may be amended, amended and restated, modified, renewed or replaced from time to time in accordance with this Indenture.

“First Lien Obligations” means (i) the Term Loan Credit Agreement Obligations, (ii) all Notes Obligations and (iii) any other Obligations secured by a Lien on a pari passu basis with the Notes Obligations on the Collateral and subject to the First Lien Intercreditor Agreement that are permitted to be incurred and secured by such Liens pursuant to this Indenture.

“First Lien Specified Debt” means Indebtedness in respect of the (a) term loans outstanding under the Term Loan Credit Agreement and Indebtedness in respect of the Notes outstanding on the Issue Date, (b) to the extent incurred in reliance on clause (a) of the Incremental Cap, any Indebtedness, (c) any other Indebtedness incurred in reliance on the Incremental Cap (other than clause (d) thereof) that is secured by the Collateral on a pari passu basis with the Notes, and (d) Refinancing Indebtedness and/or other Refinancing Indebtedness or permitted Indebtedness that refinances of any of the foregoing that were or are, in the case of this clause (d), incurred to refinance any Indebtedness described above, in each case, that constituted First Lien Obligations.

“Flood Hazard Property” means any parcel of any Material Real Estate Asset located in the U.S. in an area designated by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holdco” means any Subsidiary that has, directly or indirectly, no material assets other than the Capital Stock and, if applicable, indebtedness of one or more subsidiaries that are Foreign Subsidiaries or other Foreign Subsidiary Holdcos.

“GAAP” means, subject to Section 1.03, generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness. If there occurs a change in IFRS or GAAP, as the case may be, and such change would cause a change in the method of calculation of any standards, terms or measures used in this Indenture, then the Company may elect that such standards, terms or measures shall be calculated as if such accounting change had not occurred.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the U.S., a foreign government or any political subdivision thereof.

“Global Note” means a Note in registered global form without coupons, registered in the name of a Depositary or its nominee.

“Guarantee” means, individually, any guarantee of the Notes by a Guarantor pursuant to the terms of this Indenture and, collectively, all such guarantees of the Notes by Guarantors pursuant to the terms of this Indenture, in each case as any such guarantees may be amended or supplemented from time to time.

“Guarantor” means each Subsidiary of the Company that guarantees the payment of the Notes pursuant to the terms of this Indenture; provided that upon release or discharge of any such Subsidiary from its Guarantee of the Notes, or upon the termination of any such Guarantee, in accordance with this Indenture, such Subsidiary shall cease to be a Guarantor.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means, as of any date, any Subsidiary of the Company, unless the Company elects not to treat any such Subsidiaries as Immaterial Subsidiaries, (a) the total assets (excluding the amount of operating lease “right-of-use assets” under GAAP) of which Subsidiary as of the last day of the most recently ended Test Period do not exceed 5.0% of Consolidated Total Assets of the Company and its Subsidiaries as of the last day of the most recently ended Test Period and (b) the gross revenues of such Subsidiary for such Test Period do not exceed 5.0% of the consolidated gross revenues of the Company and the Subsidiaries for such Test Period, in each case under this clause (b), determined in accordance with GAAP; provided that, the consolidated total assets (excluding the amount of operating lease “right-of-use assets” under GAAP), and consolidated gross revenues, of all Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in the preceding clause (a) or (b) above shall not exceed 7.5% of Consolidated Total Assets and 7.5% of consolidated gross revenues, respectively, of the Company and its Subsidiaries, in each case, disregarding any Subsidiaries that otherwise constitute Excluded Subsidiaries.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Cap” means:

(a) the Base Incremental Amount (which may, be First Lien Obligations, Junior Priority Obligations or unsecured in the Company’s sole discretion), plus

(b) in the case of any Indebtedness that (x) effectively extends the maturity date with respect to, or effects a repricing of, any First Lien Specified Debt, an amount equal to the portion of the relevant First Lien Specified Debt that will be replaced or repriced by such Indebtedness, that, to the extent secured, is secured by the Collateral with the same priority as the First Lien Specified Debt so extended or repriced or (y) effectively replaces any First Lien Specified Debt, an amount equal to the portion of the relevant First Lien Specified Debt replaced by such Indebtedness, that, to the extent secured, is secured by the Collateral with the same priority as the First Lien Specified Debt so replaced, plus

(c) without duplication of clause (b) above, the amount of any optional or voluntary Prepayment of any First Lien Specified Debt; provided that the relevant optional or voluntary Prepayment was not funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness) minus the aggregate principal amount of all Indebtedness incurred or issued in reliance on this clause (c), in each case after giving effect to any reclassification of such Indebtedness, as incurred under clause (d) below (this clause (c), together with clauses (a) and (b) above, the “Non-Ratio Based Incremental Amount”), plus

(d) an unlimited amount so long as, in the case of this clause (d), after giving effect to the relevant Indebtedness, (i) if such Indebtedness is First Lien Obligations, the Senior Debt to Tangible Net Worth Ratio does not exceed the greater of (A) 2.50 to 1.00 or (B) if such Indebtedness is incurred in connection with any Acquisition or other investment not prohibited by this Indenture, the Senior Debt to Tangible Net Worth Ratio immediately prior to the incurrence of such Indebtedness, or (ii) if such Indebtedness is unsecured or constitutes Junior Priority Obligations, the Total Debt to Tangible Net Worth Ratio does not exceed the greater of (A) 3.25 to 1.00 or (B) if such Indebtedness is incurred in connection with any Acquisition or other investment not prohibited by this Indenture, the Total Debt to Tangible Net Worth Ratio immediately prior to the incurrence of such Indebtedness, in each case described in this clause (d), calculated on a pro forma basis including all pro forma adjustments in accordance with this Indenture, including the application of the proceeds thereof (this clause (d), the “Ratio Based Incremental Amount”);

provided that:

(i) Indebtedness may be incurred or implemented under one or more of clauses (a) through (d) of this definition as selected by the Company in its sole discretion; provided that unless the Company elects otherwise, Indebtedness incurred in reliance on the Incremental Cap will be deemed incurred first under clause (d) to the maximum extent permitted thereunder,

(ii) if Indebtedness is intended to be incurred under clause (d) of this definition and one or more other clause of this definition in a single transaction or series of related transactions, (A) the permissibility of the portion of such Indebtedness to be incurred or implemented under clause (d) of this definition will be determined without giving effect to any Indebtedness to be incurred or implemented in reliance on each other clause of this definition, but giving full pro forma effect to the use of proceeds of the entire amount of all such Indebtedness that will be incurred or implemented at such time in reliance on each other clause of this definition and the related transactions, and (B) thereafter, the permissibility of the portion of the Indebtedness to be incurred or implemented, as applicable, under the other applicable provisions of this definition will be determined, and

(iii) any portion of Indebtedness incurred or implemented in reliance on clauses (a) through (c) of this definition will, unless the Company otherwise elects, automatically be reclassified from time to time after the incurrence or implementation under clause (d) of this definition if such portion of Indebtedness could at such time be satisfied under clause (d) of this definition on a pro forma basis.

“incur” has the meaning set forth in Section 4.07. The terms “incurred” and “incurring” shall have correlative meanings.

“Indebtedness” means, for any Person, without duplication, (i) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (ii) obligations of such Person to pay the deferred purchase or acquisition price of property or services (other than (x) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered and (y) obligations with respect to earn-outs and similar deferred or contingency compensation arrangements that are not due and payable at such time); (iii) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (iv) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (v) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (vi) Indebtedness of others guaranteed by such Person; (vii) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such person; (viii) Indebtedness of general partnerships of which such person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; (ix) Capitalized Lease Obligations of such Person; and (x) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other hedging instrument or agreement; provided, that Indebtedness of any Person shall not include Non-Recourse Indebtedness of such Person; provided, further, that notwithstanding the foregoing, (a) in no event shall the obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Senior Debt to Tangible Net Worth Ratio, the Total Debt to Tangible Net Worth Ratio or any other financial ratio under this Indenture, (b) the amount of Indebtedness of any Person for purposes of the foregoing clause (iii) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith, (c) Indebtedness of the Company and its Subsidiaries shall exclude intercompany Indebtedness so long as such intercompany Indebtedness (A) has a term not exceeding 364-days (inclusive of any roll over or extensions of terms) and (B) of the Company or any Guarantor owed to any Subsidiary that is not the Company or a Guarantor is unsecured and subordinated to the Notes and (e) for the avoidance of doubt, in no event shall any funding obligations or commitments, or guarantees of funding obligations or commitments, under any CRE Finance Assets be deemed “Indebtedness” for any purpose under this Indenture.

For the avoidance of doubt, Indebtedness will not be deemed to include obligations incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent that the proceeds thereof are and continue to be held in an escrow, trust, collateral or similar account or arrangement and are not otherwise made available for any other purpose and are used for such purpose.

“Independent Financial Advisor” means any accounting firm, investment advisory firm, valuation firm, consulting firm, appraisal firm, investment bank, bank, trust company or similar entity of recognized standing selected by the Company from time to time.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Purchasers” means Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Apollo Global Securities, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and UBS Securities LLC.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB-(or the equivalent) by S&P.

“Issue Date” means June 29, 2021.

“Junior Priority Intercreditor Agreement” means a senior priority/junior priority intercreditor agreement with (together with other relevant Persons) any collateral agent and/or other authorized representative of any Junior Priority Obligations, which intercreditor agreement shall provide for the subordination of Liens on such Junior Priority Obligations to the Liens securing the Notes and other intercreditor provisions with respect to such Junior Priority Obligations that are reasonably customary in the good faith determination of the Company (for intercreditor agreements providing junior priority liens) (and the Trustee shall sign any such Junior Priority Intercreditor Agreement upon delivery of an Officers’ Certificate of the Company).

“Junior Priority Obligations” means any Obligations secured by a Lien on a junior lien basis to the Liens on the Collateral securing the Notes Obligations and subject to the Junior Priority Intercreditor Agreement that are permitted to be incurred and secured by such Liens pursuant to this Indenture.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Finance Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall (x) an operating lease (or other lease in respect of a Non-Finance Lease Obligation) or a license to use intellectual property be deemed to constitute a Lien or (y) for the avoidance of doubt, any right of first refusal and tag, drag, forced sale, major decision or similar right in respect of any CRE Finance Asset or Real Estate Investment constitute a Lien.

“Limited Condition Transaction” means any (a) Acquisition or other investment or similar transaction (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise) permitted under this Indenture by the Company or one or more of its Subsidiaries, (b) any redemption, repurchase, defeasance, satisfaction and discharge, repayment or other retirement of Indebtedness and (c) any dividend or distribution in respect of Capital Stock of the Company or any redemption or repurchase of any such Capital Stock.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Manager” means ACREFI Management, LLC, an indirect subsidiary of Apollo Global Management, Inc. (or any successor thereto) or, to the extent the board of directors of the Company appoints another investment manager of the Company at any time and from time to time, such other investment manager appointed thereby (and, for purposes of the definition of “Disqualified Capital Stock” any predecessor manager).

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Real Estate Asset” means any “fee-owned” Real Estate Asset acquired by any Obligor after the Issue Date having a fair market value (as reasonably determined by the Company after taking into account any liabilities with respect thereto that impact such fair market value) in excess of $15,000,000 as of the date of acquisition thereof.

“Mezzanine Debt Portfolio” means all portfolio investments of the Company or any of its Subsidiaries (other than any investment in the Company or another Subsidiary and certain cash equivalents and other short term investments) consisting of debt obligations that are subordinated and/or secured on a junior lien basis.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the credit rating business thereof.

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Notes Collateral Agent, for the benefit of the Notes Secured Parties, on any Material Real Estate Asset constituting Collateral, which shall contain such terms as may be necessary under applicable local Requirements of Law to perfect a Lien on the applicable Material Real Estate Asset.

“Mortgage Requirement” means, with respect to any Material Real Estate Asset that does not constitute an Excluded Asset owned by an Obligor,

(i) provision of:

(a) a Mortgage encumbering such Material Real Estate Asset in favor or for the benefit of the Notes Collateral Agent on behalf of the Notes Secured Parties, securing the Notes Obligations (provided that in jurisdictions that impose mortgage recording taxes, such Mortgages shall not secure indebtedness in an amount exceeding 100% of the fair market value of the applicable Material Real Estate Asset, as reasonably determined in good faith by such Obligor), duly executed and acknowledged by each Obligor that is the owner of or holder of any interest in such Material Real Estate Asset, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Material Real Estate Asset is situated, together with such certificates, affidavits, questionnaires or returns as shall be required by applicable law in connection with the recording or filing thereof to create a lien under applicable Requirements of Law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction;

(b) fully paid American Land Title Association (“ALTA”) Lender’s Extended Coverage title insurance policies (or commitments to issue such policies having the effect of a policy of title insurance), in an amount not less than 100% of the fair market value of such Material Real Estate Asset as reasonably determined in good faith by such Obligor as provided above, issued, coinsured and reinsured by title insurers, insuring (or committing to insure) such Mortgage to be a valid first and subsisting Lien on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens, and all such other Liens (other than Liens for borrowed money or Liens that materially and adversely affect the intended use of such real property) subject to which such Material Real Estate Asset is conveyed pursuant to the agreement for purchase and sale with respect to real property acquired after the date hereof, and providing for such endorsements and other affirmative insurance as may be necessary or desirable, to the extent available at commercially reasonable rates (excluding endorsements or coverage related to creditors’ rights); provided, that such Obligor may provide a zoning report from a national zoning services provider in lieu of any zoning endorsement;

(c) an ALTA survey sufficient for the title insurance company to delete the general survey exception and to issue survey related endorsements in the title policy described in clause (b) above (provided that the Company shall not be required to provide such survey if it reasonably determines that the burden, cost or consequences of obtaining such survey is excessive in relation to the benefits to be obtained therefrom by the Notes Secured Parties; provided further, that in lieu of any new or updated survey, such Obligor may provide a “no material change” affidavit with respect to an existing survey which is acceptable to the title insurer); and

(d) a local counsel opinion as to the due authorization, execution and delivery and enforceability of such Mortgage in the state in which the Material Real Estate Asset described in such Mortgage is located and other matters customarily covered in real estate mortgage enforceability opinions of such local counsel; and

(ii) recording of such Mortgage in the land records of the county in which such Material Real Estate Asset to be so encumbered is located.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or incurrence of Indebtedness, means the cash proceeds of such issuance, sale or incurrence, as the case may be, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts and commissions and brokerage, consultant and other fees and expenses incurred in connection with such issuance, sale or incurrence, as the case may be, and net of taxes paid or payable as a result thereof.

“Net Short” means, with respect to a Holder or beneficial owner of a Note, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“Non-Guarantor Subsidiary” means any Subsidiary of the Company that is not a Guarantor of the Notes.

“Non-Finance Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that is not required to be accounted for as a finance lease or capital lease on the balance sheet and the income statement in accordance with GAAP as in effect at any time of determination. For the avoidance of doubt, any lease pursuant to which a Person recognizes lease expense on a straight-line basis over the lease term and any operating lease shall be considered a Non-Finance Lease.

“Non-Finance Lease Obligation” means a lease obligation pursuant to any Non-Finance Lease.

“Non-Recourse Indebtedness” means any Indebtedness other than Recourse Indebtedness.

“Notes” means the Company’s 4.625% Senior Secured Notes due 2029 (including, for the avoidance of doubt, any Additional Notes) issued under this Indenture, all of which shall be treated as a single class of securities for all purposes (including voting) under this Indenture, as the Notes may be amended or supplemented from time to time.

“Notes Obligations” means all Obligations of the Company and the Guarantors under this Indenture, the Notes, the Guarantees and the Security Documents.

“Notes Secured Parties” means the Trustee, the Notes Collateral Agent and the Holders from time to time of the Notes.

“Obligations” means any principal, interest (including any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any insolvency, bankruptcy, or liquidation proceeding, whether or not allowed or allowable as a claim in any such insolvency or liquidation proceeding), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Obligors” means the Company and the Guarantors.

“Offering Circular” means the Company’s offering circular dated June 15, 2021 relating to the Notes, as the same may have been or may be amended or supplemented from time to time.

“Officer” means, with respect to any Person, (1) the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, the Chief Accounting Officer, the Controller, any Vice President (whether or not the title “Vice President” is preceded or followed by any other title such as “Senior,” “Executive” or otherwise), any Managing Director, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary (a) of such Person or (b) if such Person is a limited or general partnership or limited liability company that does not have officers, of any direct or indirect general partner or managing member, as the case may be, of such Person, and (2) any other individual designated as an “Officer” by the Board of Directors of such Person (or, if applicable, by the Board of Directors of any general partner or managing member referred to in clause (1)(b)).

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers of such Person.

“Opinion of Counsel” means a written opinion from legal counsel, which may be an employee of or counsel to the Company. Anything in this Indenture to the contrary notwithstanding, any such opinion of legal counsel may rely, as to factual matters, on a certificate of an Officer (or similar official) of the Company, any Guarantor or any other Person and on certificates and statements of governmental bodies and officials and may include customary qualifications, limitations and exceptions.

“Performance References” has the meaning set forth in the definition of “Derivative Instrument.”

“Permitted Holders” means (a) the Sponsor and (b) any Person with which the Sponsor forms a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the Sponsor beneficially owns more than 50% of the relevant voting stock beneficially owned by the group.

“Permitted Indebtedness” means, without duplication, each of the following:

(a)	the Notes issued on the Issue Date;

(b)

Indebtedness of the Company to any Subsidiary and/or of any Subsidiary to the Company and/or any other Subsidiary; provided, that any Indebtedness of the Company or any Guarantor owed to any Subsidiary that is not a Guarantor must be expressly subordinated to the Obligations of the Company or such Guarantor on terms that are reasonably customary (as determined in good faith by the Company);

(c)

Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any disposition permitted hereunder, any acquisition permitted hereunder or consummated prior to the Issue Date and not in contemplation thereof or any other purchase of assets or Capital Stock, and Indebtedness arising from guarantees, letters of credit, bank guarantees, surety bonds, performance bonds or similar instruments securing the performance of the Company or any such Subsidiary pursuant to any such agreement;

(d)

Indebtedness of the Company and/or any Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items

(e)

Indebtedness of the Company and/or any Subsidiary in respect of commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with cash management and deposit accounts, including incentive, supplier finance or similar programs;

(f)

guarantees by the Company and/or any Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Company and/or any Subsidiary to pay the deferred purchase price of goods, services, CRE Finance Assets or Real Estate Investments or progress payments in connection with such assets, goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(g)

guarantees by the Company and/or any Subsidiary of Indebtedness or other obligations of the Company or any Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this definition or other obligations not prohibited by this Indenture;

(h)	Indebtedness of the Company and/or any Subsidiary existing, or pursuant to commitments existing, on the Issue Date (other than under the Notes issued on the Issue Date);

(i)	Indebtedness of the Company and/or any Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;

(j)

Indebtedness of the Company and/or any Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(k)

Indebtedness of the Company and/or any Subsidiary with respect to Capitalized Lease Obligations and purchase money Indebtedness in an aggregate outstanding principal amount not to exceed the greater of $35,000,000 and 0.65% of Consolidated Total Assets as of the last day of the most recently ended Test Period;

(l)	Indebtedness of any Person that becomes a Subsidiary or Indebtedness assumed in connection with an acquisition or any other similar investment permitted hereunder after the Issue Date; provided that (i) such Indebtedness (A) existed at the time such Person became a Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in anticipation of such acquisition or investment or such Person becoming a Subsidiary and (ii) the Company is in compliance with Section 4.08 calculated on a pro forma basis;

(m)

Indebtedness consisting of promissory notes issued by the Company or any Subsidiary to any stockholder of the Company or any current or former director, officer, employee, member of management, manager or consultant of the Company or any Subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of the Company;

(n)

Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (h), (k), (l), (o), (r), (s), and (y) of this definition (“Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that (i) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement and the related refinancing transaction, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to any other provision of this definition and if such additional Indebtedness is secured, the Lien securing such Indebtedness is limited to the same assets that secured the Indebtedness being refinanced), (ii) in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (k), (o), (r) and (s) (solely as it relates to the Base Incremental Amount) of this definition, the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause, (iii) to the extent the Liens securing such Indebtedness were contractually subordinated at time of such refinancing to the Liens on the Collateral securing the Notes Obligations, the Liens securing such Indebtedness are subordinated to the Liens on the Collateral securing the Notes Obligations on terms not materially less favorable (as reasonably determined by the Company), taken as a whole, to the Holders than those applicable to the Liens securing the Indebtedness being refinanced, refunded or replaced, taken as a whole, (iv) in the case of Indebtedness of the Company or a Guarantor that is being refinanced, refunded or replaced, the Refinancing Indebtedness is not Indebtedness of a Subsidiary that is not a Guarantor, (v) if the Indebtedness being refinanced, refunded or replaced was expressly contractually subordinated to the Notes Obligations in right of payment, such Indebtedness is contractually subordinated to the Obligations in right of payment, (vi)) if the Indebtedness being refinanced constitutes Junior Priority Obligations, the Refinancing Indebtedness shall either constitute Junior Priority Obligations or be unsecured;

(o)

Indebtedness of the Company and/or any Subsidiary in an aggregate outstanding principal amount not to exceed 200% of the amount of net proceeds received by the Company from any cash contribution (made in cash or converted into cash) to the common equity of the Company and from the issuance and sale by the Company of its Qualified Capital Stock, in each case, other than any net proceeds received from the sale of Capital Stock to, or contributions from, the Company or any of its Subsidiaries;

(p)	Indebtedness of the Company and/or any Subsidiary under any Derivative Transaction not entered into for speculative purposes;

(q)

Indebtedness of the Company and/or any Subsidiary representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers, and consultants of the Company and/or any Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with any Acquisition or any other investment permitted hereby;

(r)

Indebtedness of the Company and/or any Subsidiary in an aggregate outstanding principal amount not to exceed the greater of $140,000,000 and 2.65% of Consolidated Total Assets as of the last day of the most recently ended Test Period;

(s)

Indebtedness of the Company or any Guarantor consisting of unsecured Indebtedness, First Lien Obligations or Junior Priority Obligations in an aggregate principal amount not to exceed the Incremental Cap;

(t)

Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Company and/or any Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(u)

Indebtedness of any Subsidiary that is not a Guarantor under any Asset Financing Facility, CRE Financing or Non-Recourse Indebtedness (and any Guarantees and co-borrower obligations of the Company, any Guarantor or any Subsidiary that is not a Guarantor, in each case, with respect to the foregoing), in each case, (i) to the extent that such Indebtedness and obligations are not secured by the assets of the Company or any Guarantor (other than Capital Stock held by the Company or any Guarantor that constitutes Capital Stock issued by any Person that is not the Company or a Guarantor and is an obligor, or provides credit support, with respect to such Indebtedness or is incurring Non-Recourse Indebtedness) and (ii) so long as the Company is in compliance with Section 4.08 on a pro forma basis;

(v)	unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Company and/or any Subsidiary in the ordinary course of business;

(w)

security deposits, diligence deposits, purchase price deposits, reserves, advance payments and similar monetary items (in each case, to the extent constituting Indebtedness of the Company or any Subsidiary), received in the ordinary course of business (as determined in good faith by the Company) from current or prospective borrowers under any CRE Finance Asset, tenants or other occupants, purchasers for the acquisition, refinancing or occupancy of, or investment in, CRE Finance Assets and Real Estate Investments;

(x)

Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings) to the Company or any of the Subsidiaries; and

(y)

without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Company and/or any Subsidiary hereunder.

“Permitted Liens” means (x) any Lien securing Indebtedness that is not prohibited from being secured under clause (s) of the definition of “Permitted Indebtedness” (or Refinancing Indebtedness that is not prohibited from being secured under clause (n) of the definition of “Permitted Indebtedness”) and (y) any other Liens that do not secure Indebtedness.

“Person” means an individual, limited or general partnership, limited liability company, corporation, unincorporated organization, trust, association, joint-stock company or joint venture, or a government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation, dissolution or winding-up.

“Prepayment” means, with respect to any Indebtedness, the repayment, in whole or in part, thereof prior to the stated maturity thereof (excluding regularly scheduled amortization and other mandatory or required payments), including by redemption, repurchase (including by assignment to the Company or a Subsidiary and cancellation or reduction of such Indebtedness or by Dutch auction), tender offer, offer to purchase, defeasance, satisfaction and discharge, or other retirement of such Indebtedness; provided, that if such Indebtedness is under a revolving credit or similar facility, such Prepayment is accompanied by a corresponding permanent reduction of the commitments thereunder. “Prepay” and “Prepayment” shall have meanings correlative thereto.

“pro forma basis” or “pro forma effect” means, with respect to any determination of the Total Debt to Tangible Net Worth Ratio, the Senior Debt to Tangible Net Worth Ratio or Consolidated Total Assets (including component definitions thereof), that each Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which such calculation is being made and that:

(a) any retirement or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made,

(b) any Indebtedness incurred by the Company or any of its Subsidiaries in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that, (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligation with respect to any Finance Lease shall be deemed to accrue at an interest rate reasonably determined by an Officer of the Company to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Company,

(c) the acquisition of any asset included in calculating Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a Subsidiary or merging, amalgamating or consolidating with or into the Company or any of its Subsidiaries, or the disposition of any asset included in calculating Consolidated Total Assets described in the definition of “Subject Transaction,” shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which such calculation is being made, and

(d) whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test (except for purposes of determining actual compliance with the covenant described under Section 4.08) shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which either, as determined by the Company, internal quarterly or annual financial statements of the Company are available (as determined in good faith by the Company) or such financial statements have been delivered pursuant to Section 4.09.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualified Equity Offering” means any private or public issuance or sale by the Company of its Qualified Capital Stock for cash. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include:

(1) any issuance and sale registered on Form S-4 or Form S-8;

(2) any issuance and sale to any of the Company’s Subsidiaries or to any employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their respective employees; or

(3) any issuance of Capital Stock in connection with a transaction that constitutes a Change of Control.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Securitization Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value and (c) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms. The grant of a security interest in any Securitization Assets of the Company or any of the Subsidiaries (other than a Securitization Subsidiary) to secure First Lien Obligations prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing. For the avoidance of doubt, no Asset Financing Facility or CRE Financing is required to meet the conditions for a Qualified Securitization Financing in order to be permitted to be incurred hereunder and Qualified Securitization Financings shall be deemed to exclude Asset Financing Facilities and CRE Financings.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or either of them, as the case may be.

“Rating Decline Period” means the 60-day period (which 60-day period shall be extended as long as the credit rating on the Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) after the earliest of (a) the occurrence of a Change of Control, (b) the first public notice of the occurrence of such Change of Control and (c) the first public notice of the Company’s intention to effect such Change of Control.

“Rating Event” means, with respect to any Change of Control, (a) the credit rating on the Notes is lowered by one or more gradations (including gradations within ratings categories as well as between categories but excluding, for the avoidance of doubt, changes in ratings outlook) by both of the Rating Agencies during the Rating Decline Period relating to such Change of Control and each such Rating Agency shall have put forth a public statement to the effect that such downgrade is attributable in whole or in part to such Change of Control and (b) immediately after giving effect to the reduction in the credit rating on the Notes by both Rating Agencies as described in clause (a), the Notes do not have an Investment Grade Rating from either Rating Agency.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Obligor in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Real Estate Investment” means (i) any Real Estate Asset that is not used by the Company or its Subsidiaries for operational purposes (including, for the avoidance of doubt, any such Real Estate Asset (x) subject to a sale-leaseback, ground lease or other long-term net lease, in each case, in respect of which the Company or any of its Subsidiaries is the landlord or lessor, as applicable, (y) acquired in connection with a foreclosure or other exercise of remedies under any CRE Finance Asset and/or (z) which is, or is in the process of becoming, subject to any CRE Financing or which is to secure any Non-Recourse Indebtedness) and/or direct or indirect interests therein (including, without limitation, preferred equity and/or syndicated equity interests), and (ii) any rights, assets or investments similar to or derivative of, any item referred to in the foregoing clause (i) and/or the acquisition, financing, operation or administration thereof (regardless of whether or not the Company or any of its Subsidiaries owns the applicable Real Estate Asset or direct or indirect interest therein) (including, without limitation, management, franchise and/or other operational rights) and (iii) Capital Stock in any Person substantially all of whose assets, directly or indirectly, are comprised of one or more of the items referred to in the foregoing clauses (i) and/or (ii).

“Record Date” means June 1 and December 1 of each year.

“Recourse Indebtedness” means, with respect to the Company and its Subsidiaries on a consolidated basis on any date, all obligations of such Persons that would constitute Indebtedness under any of clauses (i) through (x) of the definition of “Indebtedness” (without giving effect to the first proviso to the first paragraph of the definition of “Indebtedness”, but after giving effect to all other exclusions in such definition) other than any such obligations that is advanced against a specific asset, investment or pool of investments and that (except for standard “bad boy” and other customary recourse that is customarily included in “non-recourse” financings, including without limitation, related to environmental matters as determined in good faith by an Officer of the Company) is not recourse to the general credit of the Company or any of its Subsidiaries (other than any special purposes subsidiary formed to hold such asset, investment or pool of investments) or any of their respective assets other than such asset, investment or pool of investments and proceeds thereof.

“Redemption Date” means a date fixed for redemption of Notes as provided pursuant to this Indenture and the Notes.

“Repurchase Facility” means any repurchase agreement or equivalent facility of the Company or any of its Subsidiaries that does not constitute Non-Recourse Indebtedness.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“S&P” means S&P Global Ratings, a division of Standard & Poor’s Financial Services LLC or any successor to the credit ratings business thereof.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment subject to a Qualified Securitization Financing and the proceeds thereof.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of the Company or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.

“Securitization Subsidiary” means a wholly owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Company or any Subsidiary of the Company makes an investment and to which the Company or any Subsidiary of the Company transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Company or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Company or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of the Company or any other Subsidiary of the Company, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company and (c) to which none of the Company or any other Subsidiary of the Company, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of directors of the Company or such other Person shall be evidenced to the Trustee by delivery to the Trustee of a certified copy of the resolution of the board of directors of the Company or such other Person giving effect to such designation and a certificate executed by a Senior Officer certifying that such designation complied with the foregoing conditions.

“Security Agreement” means that certain Pledge and Security Agreement, to be dated as of the Issue Date, among the Obligors and the Notes Collateral Agent (as amended, modified and supplemented from time to time prior to the date hereof).

“Security Documents” means the First Lien Intercreditor Agreement, the Security Agreement and each other security document pursuant to which the Company and the Guarantors grant liens in favor of the Notes Collateral Agent to secure the Notes Obligations.

“Senior Debt to Tangible Net Worth Ratio” means, at any date, the ratio of (i) Consolidated Senior Debt as of the last day of the most recently ended Test Period to (ii) Tangible Net Worth as of the last day of the most recently ended Test Period.

“Series” means (i) the Notes, (ii) the Term Loan Credit Agreement Obligations and (iii) each other issuance or incurrence of Indebtedness that is secured on a pari passu basis by the Collateral with the foregoing pursuant to the First Lien Intercreditor Agreement.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective authorized representatives or collateral agents on behalf of such holders) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral only for those Series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC (as such Rule is in effect on the Issue Date), with the calculation of whether such Subsidiary is a “significant subsidiary” within the meaning of such Rule to be made in accordance with GAAP.

“Sponsor” means, collectively, Apollo Global Management, Inc., its controlled Affiliates and funds managed or advised by any of them or any of their respective controlled Affiliates, in each case, for the avoidance of doubt, other than any portfolio company of the foregoing and other than the Company or any of its Subsidiaries.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company that are customary in a Securitization Financing.

“Subject Transaction” means (a) the issuance of the Notes on the Issue Date and the application of proceeds thereof, (b) any Acquisition or any other acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person (including (i) to the extent applicable, any investment in (A) any Subsidiary the effect of which is to increase the Company’s or any Subsidiary’s respective equity ownership in such Subsidiary or (B) any joint venture for the purpose of increasing the Company’s or its relevant Subsidiary’s ownership interest in such joint venture and (ii) and any transaction resulting in any Person that was not previously a Subsidiary becoming a Subsidiary or being merged, amalgamated or consolidated with or into the Company or a Subsidiary), in each case that is not prohibited by this Indenture, (c) any disposition of all or substantially all of the assets or Capital Stock of any Subsidiary (or any business unit, line of business or division of the Company or a Subsidiary) not prohibited by this Indenture, (d) any incurrence or repayment (or redemption, repurchase or other retirement) of Indebtedness and/or (e) any other event that by the terms of this Indenture requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof, in each case to the extent such entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “Subsidiary” shall mean any Subsidiary of the Company.

“Tangible Net Worth” means, with respect to any Person, and as of a particular date, (a) all amounts which would be included under capital of such Person and its consolidated Subsidiaries, if any, on a balance sheet of such Person and its consolidated Subsidiaries at such date, determined in accordance with GAAP, plus (b) the CECL Reserve, minus (c) the intangible assets of such Person and its consolidated Subsidiaries, if any.

“Term Loan Credit Agreement” means the Term Loan Credit Agreement dated as of May 15, 2019 among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto from time to time and any other parties thereto from time to time, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Term Loan Credit Agreement Obligations” means “Obligations” (as defined in the Term Loan Credit Facility).

“Term Loan Credit Facility” means the credit facility governed by the Term Loan Credit Agreement.

“Test Period” means, as of any date, the period of four consecutive fiscal quarters then most recently ended for which financial statements have been delivered (or are required to have been delivered) pursuant to Section 4.09.

“Total Debt to Tangible Net Worth Ratio” means, at any date, the ratio of (i) Consolidated Total Debt as of the last day of the most recently ended Test Period to (ii) Tangible Net Worth as of the last day of the most recently ended Test Period.

“Total Pari Passu Indebtedness” as of any date, means (i) all Indebtedness constituting First Lien Obligations, plus (ii) any other Indebtedness of the Guarantors that is not subordinated to the Guarantees of the First Lien Obligations as of such date.

“Total Unencumbered Assets” means, at any date of determination, Consolidated Total Assets as of such date minus (i) the outstanding principal amount of Indebtedness of the Company and its Subsidiaries under Repurchase Facilities on such date and (ii) the outstanding principal amount of Non-Recourse Indebtedness (to the extent secured by assets included in determining Consolidated Total Assets) of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP as of such date.

“Total Unencumbered Assets to Total Pari Passu Indebtedness Ratio” means, at any date, the ratio of (i) Total Unencumbered Assets as of such date to (ii) Total Pari Passu Indebtedness as of such date.

“Trust Account” means any accounts used solely to hold Trust Funds.

“Trust Funds” means, to the extent segregated from other assets of the Obligors in a segregated account that contains amounts comprised solely and exclusively of such Trust Funds, cash, cash equivalents or other assets comprised solely of (a) funds used for payroll and payroll taxes and other employee benefit payments to or for the benefit of such Obligor’s employees, (b) all taxes required to be collected, remitted or withheld (including, without limitation, federal and state withholding taxes) and (c) any other funds which the Obligors hold in trust or as an escrow or fiduciary for another person, which is not an Obligor or a Subsidiary.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” or “U.S.” means the United States of America.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” means, with respect to any Person, all classes and series of Capital Stock of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the directors, managers or trustees (or other persons performing similar functions), as the case may be, of such Person.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding Voting Stock of such Subsidiary (other than directors’ qualifying shares and other than an immaterial amount of Voting Stock required to be owned by other Persons pursuant to applicable law or regulation) is owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02 Other Definitions.

Term	Defined in Section
“Acceleration”	6.01
“Action”	12.07
“Applicable Collateral Limitations”	4.11
“Applicable Tax Law”	11.17
“Basket”	1.03
“Certificated Note”	Appendix A
“Change of Control Offer”	4.06
“Change of Control Payment Date”	4.06
“Change of Control Purchase Price”	4.06
“Covenant Defeasance”	8.02
“delayed Redemption Date”	3.05
“Directing Holder”	6.02

Term	Defined in Section
“Events of Default”	6.01
“Financial Incurrence Test”	1.03
“Financial Reports”	4.09
“Fixed Basket”	1.03
“Global Note Legend”	Appendix A
“Guarantee Obligations”	10.01
“Initial Notes”	2.03
“LCT Election”	1.03
“LCT Requirements”	1.03
“LCT Test Date”	1.03
“Legal Defeasance”	8.02
“Non-Fixed Basket”	1.03
“Note Custodian”	Appendix A
“Noteholder Direction”	6.02
“Participant”	2.15
“Paying Agent”	2.04
“Payment Default”	6.01
“Position Representation”	6.02
“Registrar”	2.04
“Related Person”	12.07
“Surviving Entity”	5.01
“Trustee Parties”	7.07
“Verification Covenant”	6.02

SECTION 1.03 Accounting Terms and Rules of Construction; Limited Condition Transactions.

(a) Unless otherwise expressly stated or the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(5) “will” shall be interpreted to express a command;

(6) words in the singular include the plural and words in the plural include the singular;

(7) provisions apply to successive events and transactions;

(8) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Appendix, Exhibit, clause or other subdivision;

(9) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

(10) “$” and “U.S. dollars” each refer to U.S. Legal Tender.

(b) With respect to amounts denominated in currencies other than U.S. Dollars:

(1) For purposes of any determination under this Indenture (other than for purposes of the Total Unencumbered Assets to Total Pari Passu Indebtedness Ratio) with respect to the amount of any Indebtedness (a “specified transaction”), in a currency other than U.S. dollars, the U.S. dollar equivalent amount of a specified transaction in a currency other than U.S. dollars shall be determined by the Company in good faith; provided, that (A) if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than U.S. dollars, and the relevant refinancing or replacement would cause the applicable U.S. Dollar-denominated restriction to be exceeded if the U.S. dollar equivalent thereof were determined on the date of such refinancing or replacement, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement and the Indebtedness being refinanced or replaced, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 4.07 and (B) for the avoidance of doubt, no Default or Event of Default shall occur or be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth above.

(2) For purposes of Section 4.08 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable rate of currency exchange used in preparing the most recent financial statements delivered pursuant to Section 4.09 (or, prior to the first such delivery, the most recent financial statements in the Offering Circular), as applicable, for the most recently ended Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any hedge agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the U.S. dollar equivalent amount of such Indebtedness.

(c) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (A) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value,” as defined therein and (B) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof;

(d) Notwithstanding anything to the contrary contained in this Indenture or in the definition of “Finance Lease,” regardless of GAAP as in effect at any applicable time, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Finance Leases in conformity with GAAP as in effect on January 1, 2018 shall be considered Finance Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith;

(e) Notwithstanding anything to the contrary herein, but subject to this paragraph, all financial ratios and tests (including the Total Debt to Tangible Net Worth Ratio, the Senior Debt to Tangible Net Worth Ratio and the amount of Consolidated Total Assets and the component definitions of any of the foregoing) contained in this Agreement shall be calculated with respect to any applicable Test Period to give effect to all Subject Transactions on a pro forma basis that occurred on or after the first day of such Test Period and on or prior to the date of any required calculation of any financial ratio or test (which may be after the end of such Test Period); provided, that solely for purposes of Section 4.08, no Subject Transaction occurring after the last day of the Test Period shall be taken into account or given pro forma effect;

(f) With respect to any Limited Condition Transaction, notwithstanding anything to the contrary in this Agreement:

(1) To the extent that the terms of this Indenture require compliance with any Financial Incurrence Test (including, without limitation, any Total Debt to Tangible Net Worth Ratio test or any Senior Debt to Tangible Net Worth Ratio test), and/or any Basket expressed as a percentage of Consolidated Total Assets, (B) the absence of a Default or Event of Default (or any type of Default or Event of Default), (C) compliance with, or determination of availability under, any Basket (including any categories (or subcategories) or items or any applicable defined terms used in any of the foregoing, including any measured as a percentage of Consolidated Total Assets) or (D) compliance with, or satisfaction of, any other condition or requirement, in each case, in connection with any Limited Condition Transactions (or any actions and transactions in connection with any Limited Condition Transaction (including the incurrence of any Indebtedness (and related Liens)) and any actions or transactions related thereto, determination of whether the relevant conditions or requirement described in subclauses (A) through (D) above (the “LCT Requirements”) are satisfied or complied with may be made, at the election of the Company (an “LCT Election”), on the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction is entered into (or, if applicable, the date of delivery of irrevocable notice (which may be conditional or subject to deferral) with respect to Indebtedness or declaration of a dividend or other distribution).

(2) If, after giving effect to the Limited Condition Transaction (any related actions and transactions, including the incurrence of any Indebtedness (and related Liens) and the use of proceeds thereof and related Subject Transactions) and any related pro forma adjustments on a pro forma basis, the Company or any of its Subsidiaries would have been permitted to take such actions or consummate such Limited Condition Transaction (and all related actions and transactions) on the relevant LCT Test Date in compliance with any applicable LCT Requirements, all applicable LCT Requirements shall be deemed to have been complied with (or satisfied) for all purposes and the Company and its Subsidiaries may consummate such Limited Condition Transaction and take or consummate all related actions and transactions at any time subsequent to the LCT Test Date regardless of whether any LCT Requirement determined or tested as of the LCT Test Date would at any time subsequent to such LCT Test Date fail to be complied with or satisfied for any reason whatsoever (including due to the occurrence or existence of any event, fact or circumstance), and no Default or Event of Default shall be deemed to have occurred as a result of the consummation of such Limited Condition Transaction and taking or consummation of all related actions and transactions.

(3) If quarterly or annual internal financial statements of the Company, as applicable, are available (as determined in good faith by the Company) or such financial statements have been delivered (or deemed delivered) to Holders, (a) the Company may elect, in its sole discretion, to redetermine compliance with, or satisfaction of, all applicable LCT Requirements on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date.

(4) In calculating the availability under any ratio, test, basket, cap or threshold in connection with any action or transaction unrelated to such Limited Condition Transaction (including any other Limited Condition Transaction and related actions and transactions) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, the notice of redemption, purchase or repayment or the declaration for such Limited Condition Transaction is terminated, expires, passes or is revoked, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test, basket, cap or threshold shall be determined or tested giving pro forma effect to such Limited Condition Transaction (and related actions and transactions).

(g) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, any Total Debt to Tangible Net Worth Ratio test, any Senior Debt to Tangible Net Worth Ratio test and/or the amount of Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken (subject to clause (b) above), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall occur or be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after such calculation.

(h) Notwithstanding anything in this Agreement or any Loan Document to the contrary, in calculating any Non-Fixed Basket any (x) Indebtedness incurred to fund original issue discount and/or upfront fees with respect to Indebtedness incurred under an applicable Non-Fixed Basket or in a concurrent transaction, a single transaction or a series of related transactions with the amount incurred, or transaction entered into or consummated, under an applicable Non-Fixed Basket and (y) any amounts incurred, or transactions entered into or consummated, in reliance on a Fixed Basket (including the Base Incremental Amount) in a concurrent transaction, a single transaction or a series of related transactions with the amount incurred, or transaction entered into or consummated, under an applicable Non-Fixed Basket, in each case of the foregoing clauses (x) and (y), shall be disregarded in the calculation of such Non-Fixed Basket. For all purposes hereunder, (i) “Fixed Basket” shall mean any Basket that is subject to a fixed-dollar limit (including Baskets based on a percentage of Consolidated Total Assets), (ii) “Non-Fixed Basket” shall mean any Basket that is subject to compliance with a financial ratio or test (including, without limitation, any financial ratio) (any such ratio or test, a “Financial Incurrence Test”) and (iii) “Basket” means any amount, threshold, exception or value (including by reference to the Senior Debt to Tangible Net Worth Ratio, the Total Debt to Tangible Net Worth Ratio or Consolidated Total Assets) permitted or prescribed with respect to any Indebtedness or other transaction, action, judgment or amount under any provision in this Indenture.

(i) The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP.

(j) For purposes of determining at any time compliance with, or availability under Section 4.07 (including any applicable defined terms used therein):

(1) In the event that any Indebtedness meets the criteria of more than one of the Baskets (including, without limitation, sub-clauses, sub-categories or sub-items) permitted pursuant to Section 4.07 or in any defined term used therein, in each case, the Company, in its sole discretion, may, at any time and from time to time, divide, classify or reclassify such transaction or item (or portion thereof) under one or more Baskets (and/or applicable defined terms) and will only be required to include the amount and type of such transaction (or portion thereof) in any one applicable Basket thereof; provided that, upon delivery of any financial statements under this Indenture following the initial incurrence of any portion of any Indebtedness (such portion of Indebtedness, the “Subject Indebtedness”) following the Issue Date, if any such Subject Indebtedness could have been incurred under the Ratio Based Incremental Amount under the Incremental Cap, such Subject Indebtedness shall, unless otherwise elected by the Company, automatically be reclassified as incurred under the Ratio Based Incremental Amount (as provided in clause (iii) of the proviso in the definition of “Incremental Cap”).

(2) It is understood and agreed that (A) any Indebtedness and any related transactions need not be permitted solely by reference to one category (or subcategory) or item (or sub-item) under Section 4.07 (including any applicable defined terms used therein), but may instead be permitted in part under any combination thereof within such covenant and/or applicable defined terms and of any other available Basket and (B) the Company (x) shall in its sole discretion determine under which Baskets (including sub-categories and sub-items) such Indebtedness and any related transactions (or, in each case, any portion thereof), as applicable, are permitted and (y) shall be permitted from time to time, in its sole discretion, to make any redetermination and/or to divide, re-divide, classify or reclassify under which Baskets (including sub-categories and sub-items) such Indebtedness and any related transaction are permitted, including reclassifying any utilization of Fixed Baskets as incurred under any available Non-Fixed Baskets, in each case, within such covenant and/or applicable defined terms. For the avoidance of doubt, the amount of any Indebtedness shall be allocated to each such Basket shall be determined by the Company at the time of such division, classification, re-division or re-classification, as applicable.

(k) With respect to Designated Revolving Commitments (to the extent loans funded under such Designated Revolving Commitments would constitute Indebtedness) (i) except for purposes of determining actual compliance with Section 4.08, such Designated Revolving Commitments will be deemed an incurrence of Indebtedness on the date of the establishment thereof and will be deemed outstanding for purposes of calculating the Senior Debt to Tangible Net Worth Ratio, the Total Debt to Tangible Net Worth Ratio and the availability of any baskets hereunder and (ii) commencing on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of the Indebtedness thereunder (but without netting any cash proceeds thereof), and so long as such incurrence is permitted hereunder on such date of establishment, such committed amount under such Designated Revolving Commitments may thereafter be borrowed (and reborrowed, if applicable), in whole or in part, from time to time, without further compliance with any basket or financial ratio or test under this Agreement.

(l) Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by an Officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

ARTICLE 2

THE NOTES

SECTION 2.01 Amount of Notes Unlimited.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited and the Company may issue an unlimited principal amount of Additional Notes under this Indenture having identical terms as the Notes initially issued under this Indenture on the Issue Date (other than issue date, and, if applicable, issue price, the first Interest Payment Date and the date from which interest will accrue, and except that any such Additional Notes may, but need not, be subject to or include transfer restrictions); provided that if any Additional Notes are not fungible with the Notes initially issued on the Issue Date for U.S. federal income tax purposes, such Additional Notes will have separate CUSIP and ISIN numbers from the Notes initially issued on the Issue Date. The Company may issue Additional Notes in compliance with the terms of this Indenture, including the provisions of Section 4.07 and 4.08. The Notes initially issued on the Issue Date and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture.

SECTION 2.02 Form and Dating; Denominations.

The Notes (including Global Notes) and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes shall bear such legends as may be required by Appendix A hereto (which is incorporated in and expressly made a part of this Indenture) and may have such other notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage. The Company shall approve the forms of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Unless otherwise provided in an Officers’ Certificate, Notes shall be issued initially in the form of one or more Global Notes in registered form without coupons, which shall be deposited with the Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided, and shall bear the applicable legends required by Appendix A. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Note Custodian, and on the “Schedule of Increases or Decreases in Global Note” attached to such Global Note.

Notes may be issued in the form of Certificated Notes in registered form without coupons and that do not bear a Global Note Legend, duly executed by the Company and authenticated by the Trustee as hereinafter provided, in exchange for interests in Global Notes only in the circumstances and manner set forth in Section 2.15 and in compliance with the provisions, if applicable, of Appendix A.

SECTION 2.03 Execution and Authentication.

An Officer shall sign the Notes for the Company by manual, facsimile or electronic image scan (e.g., pdf) signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $500,000,000 (the “Initial Notes”) upon receipt by the Trustee of a written order of the Company in the form of an Officers’ Certificate. In addition, the Trustee shall from time to time thereafter authenticate Additional Notes in unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including without limitation, Section 4.07) for original issue upon receipt by the Trustee of a written order of the Company in the form of an Officers’ Certificate.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers’ Certificate for the authentication and delivery of such Notes, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

SECTION 2.04 Registrar and Paying Agent.

The Company shall maintain an office or agency in the United States of America where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (b) Notes may be presented or surrendered for payment (the “Paying Agent”) and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company may also from time to time designate (without notice to Holders) one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and where such notices and demands may be served and may from time to time rescind or change such designations; provided, however, that no such designation, rescission or change shall relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes. The Company may change or remove any Paying Agent, Registrar or co-Registrar without notice to any Holder so long as there is a Paying Agent and Registrar in United States of America. The Company will give prompt written notice to the Trustee of any such designation, rescission, removal or change referred to in the two immediately preceding sentences. The Company or any of its Domestic Subsidiaries may act as Registrar, co-Registrar or Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee but without notice to Holders, may appoint one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee and may rescind the appointment of and change any such co-Registrars or additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

The Company hereby appoints the Trustee, acting through its Corporate Trust Office in the United States of America, as initial Paying Agent and Registrar for the Notes.

SECTION 2.05 Paying Agent To Hold Money in Trust.

On or prior to 11:00 a.m. (New York City time) on each due date of principal of, or premium, if any, or interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Domestic Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.05, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07 Transfer and Exchange.

Subject to Section 2.15 and, if applicable, the provisions of Appendix A, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements and any applicable requirements under Appendix A for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. The Company, the Registrar, any co-Registrar and the Trustee may require a Holder to furnish such endorsements and transfer documents as any of them may reasonably request in connection with the registration of transfer or exchange of Notes, in addition to any documents that otherwise are required or may be required as provided in this Indenture (including Exhibit A hereto). A Note may not be transferred or exchanged unless such Note shall have been surrendered at an office or agency maintained by the Company for such purpose. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate and deliver Notes at the Registrar’s or co-Registrar’s request. No service charge shall be imposed by the Company, the Trustee or any Registrar, Paying Agent or co-Registrar for any registration of transfer or exchange (other than pursuant to Section 2.08), but the Company, the Registrar or any co-Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

All Notes issued upon any registration of transfer or exchange of other Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

To the fullest extent permitted by applicable law, prior to the due presentment of any Note for registration of transfer or exchange, the Company, the Trustee and any Agent may deem and treat the Person in whose name such Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Company, the Trustee or any Agent shall be affected by notice to the contrary.

The Registrar or any co-Registrar shall not be required to register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the mailing (or, if not mailed, other transmittal) of a notice of redemption of Notes and ending at the close of business on the day of such mailing (or other transmittal), (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part, or (iii) tendered for repurchase pursuant to a Change of Control Offer and not validly withdrawn.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Depositary for such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.08 Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or stolen, and if the Company and the Trustee receive evidence to their satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met and subject to satisfaction of any additional requirements, if applicable, as may be set forth in Appendix A hereto. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for the reasonable expenses of the Company, the Trustee and any Agent in replacing a Note pursuant to this Section 2.08, including reasonable fees and expenses of counsel to the Company, the Trustee or any Agent, as well as any transfer tax or similar governmental charge payable in connection therewith.

Every replacement Note is an additional obligation of the Company.

To the fullest extent permitted by applicable law, the provisions of this Section 2.08 shall be exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.09 Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those reductions and increases in the interests in Global Notes effected by the Trustee, the Registrar or the Note Custodian in accordance with the provisions hereof, and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note (subject to the provisions of Section 2.10).

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code as in effect in the State of New York. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08. If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on any Redemption Date, maturity date, Change of Control Payment Date or any other date on which a payment of principal of a Note is due, the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds U.S. Legal Tender in an amount sufficient to pay all of the principal, premium, if any, and interest due on such Note payable on that date, then on and after that date such Note ceases to be outstanding and interest on it ceases to accrue.

SECTION 2.10 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.11 Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, Holders of temporary Notes shall be entitled to the same rights, benefits and privileges as Holders of definitive Notes. Anything herein to the contrary notwithstanding, the Notes may be in typewritten form.

SECTION 2.12 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, any co-Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, at the written direction of the Company, and no one else, shall cancel and dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures and deliver evidence of such disposal to the Company upon its written request therefor. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. If the Company or any Affiliate shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest, plus, to the extent lawful, any interest payable on the defaulted interest at the rate provided in the last paragraph of Section 4.01, in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and the related payment date and shall promptly mail or cause the Trustee (at the request and expense of the Company) to mail (or, in the case of Global Notes, otherwise transmit in accordance with the Depositary’s applicable procedures) to each Holder, with a copy to the Trustee (if mailed or transmitted by the Company), a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the defaulted interest, or with respect to the nature, extent, or calculation of the amount of defaulted interest owed, or with respect to the method employed in such calculation of the defaulted interest.

SECTION 2.14 CUSIP and ISIN Numbers.

The Company in issuing the Notes may use CUSIP and/or ISIN numbers, and if so, the Trustee shall use the CUSIP and/or ISIN numbers in notices of redemption, repurchase, Change of Control Offers or exchanges and on checks or advice of payment as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN numbers that appear on any Note or any such notice, check or advice of payment, and any such notice or advice of payment may state that no representation is made as to the correctness or accuracy of such CUSIP or ISIN numbers and that reliance may be placed only on the other identification numbers printed on the Notes, and no such redemption, repurchase, Change of Control Offer, exchange, advice or payment shall be affected by any defect in or omission of any such numbers.

SECTION 2.15 Book-Entry Provisions for Global Notes.

(a) Unless otherwise specified in an Officers’ Certificate or as provided in 2.15(b) below, the Global Notes shall (i) be registered in the name of the Depositary or a nominee of such Depositary, (ii) be delivered to the Note Custodian for such Depositary and (iii) bear such legends as may be required by Appendix A hereto.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or the Note Custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any Agent as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of Depositary’s customary procedures governing the exercise of the rights of a Holder or beneficial owner of any Note.

(b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be exchanged for Certificated Notes only as follows and subject, if applicable, to the further requirements set forth in this Indenture, including Appendix A hereto. Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (1) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for the Global Notes or ceases to be a clearing agency registered under the Exchange Act (if such registration is required by applicable law) and the Company does not appoint a successor Depositary for the Notes within 90 days after the Company receives such notification or becomes aware that the Depositary has ceased to be so registered, as the case may be, (2) the Company, at its option and subject to the Depositary’s procedures, notifies the Trustee in writing that the Company elects to cause the issuance of Certificated Notes or (3) there shall have occurred and be continuing an Event of Default. The Trustee and the Registrar shall have no obligation to effect an exchange of Global Notes for Certificated Notes pursuant to clause (3) of the immediately preceding sentence until receipt of a written request from the Company. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any authorized denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and, if applicable, will bear the applicable restrictive legends referred to in Appendix A hereto unless the Company determines otherwise or such legend shall have been removed as provided in Appendix A hereto, and in any event subject, if applicable, to the requirements set forth in Appendix A hereto.

ARTICLE 3

REDEMPTION

SECTION 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and whether the redemption is being made pursuant to paragraph (a), (b) or (c) of Section 5 of the Notes.

The Company shall give each notice to the Trustee provided for in this Section 3.01 at least five days before notice of redemption is required to be mailed (or otherwise transmitted) to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee in writing); provided that such notice may be revoked by the Company by written notice to the Trustee at any time prior to the time on the date specified by the Company for the Trustee to forward notice of such redemption to Holders as provided in Section 3.03 or, if the Company does not request the Trustee to forward notice of such redemption to Holders, at any time prior to the Company’s giving of the notice of such redemption to Holders pursuant to Section 3.03.

SECTION 3.02 Selection of Notes To Be Redeemed.

If less than all the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee pro rata or by lot; provided that, in the case of Notes represented by one or more Global Notes, interests in such Global Notes will be selected for redemption by the Depositary in accordance with its applicable procedures therefor. Notes shall be redeemed in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any Note redeemed in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.03 Notice of Redemption.

Subject to the provisions of Section 3.05, notice of any redemption of the Notes will be mailed by the Company by first-class mail, postage prepaid, or, if the Notes are represented by one or more Global Notes and if the Depositary’s applicable procedures so provide, transmitted in accordance with the Depositary’s applicable procedures therefor, at least 15 but not more than 60 days before the applicable Redemption Date to each Holder of Notes to be redeemed at its registered address (or at such other address or in such other manner as may be provided by the Depositary’s applicable procedures). Each notice for redemption shall identify the Notes (including the CUSIP number) to be redeemed and include statements to substantially the following effect (with such changes therein or additions thereto as the Company in its sole discretion may deem appropriate):

(1) the Redemption Date;

(2) the redemption price (or, if not then ascertainable at the time, a general statement regarding how the redemption price will be calculated) and that accrued and unpaid interest, if any, on the Notes to be redeemed shall be paid to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date);

(3) the name and address of the Paying Agent;

(4) that the Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

(5) if less than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed and stating that on and after the Redemption Date, upon surrender of that Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed (or, in the case of Global Notes, appropriate adjustments of the principal amount of a Global Note will be made, as applicable);

(6) that, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with a Paying Agent, on or before the applicable Redemption Date, funds in an amount sufficient to pay the redemption price of the Notes or portions thereof called for redemption on such Redemption Date and accrued and unpaid interest, if any, thereon to, but excluding, such Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date), and the only remaining right of the Holders of the Notes or portions thereof called for redemption will be to receive payment of the redemption price and such accrued and unpaid interest, if any, upon surrender of the Notes to be redeemed to the Paying Agent; and

(1) any conditions to such redemption as determined by the Company in its sole discretion, and, if such redemption is subject to conditions, the Company may at its option also include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Company’s sole discretion, either (at the Company’s option) to a date specified by the Company in such notice or in a subsequent notice to Holders (subject, if the Company shall so elect, to the satisfaction of any or all such conditions or the Company’s written waiver of any such conditions that are not satisfied) or until such time as any or all such conditions have been satisfied or waived by the Company in writing, and that, if any such condition shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date), then (unless the Company shall have waived in writing any such conditions that are not satisfied), the Company shall have no obligation to redeem the Notes called for redemption on such Redemption Date (as the same may have been delayed by the Company as aforesaid) and may cancel such proposed redemption and rescind such notice of redemption, or any other statement that the Company in its sole discretion may deem necessary or advisable concerning matters described in Section 3.05 or to implement any provision of Section 3.05.

At the Company’s written request (which shall specify the date and, at the option of the Company, the time at which the notice of redemption shall be given), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense unless the Company shall have revoked such notice of redemption as provided in Section 3.01. In such event, the Company shall provide the Trustee with the information required by this Section 3.03 at least five Business Days prior to the Trustee giving the notice of redemption, unless the Trustee consents to a shorter period.

The notice, if mailed (or otherwise transmitted) in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail (or to transmit such notice in accordance with the Depositary’s applicable procedures) or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

SECTION 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed (or otherwise transmitted) in accordance with Section 3.03 and all conditions (if any) to such redemption are satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay the applicable Redemption Date as provided in Section 3.05) or the Company waives in writing any such conditions that are not satisfied, (i) Notes called for redemption become due and payable on the Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date (as defined in Section 3.05), as the case may be) and at the applicable redemption price plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (or delayed Redemption Date, as applicable) (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date), (ii) upon surrender to the Paying Agent, such Notes or portions thereof called for redemption shall be paid at the redemption price plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date (or, if the Company has delayed such Redemption Date, to, but excluding, the applicable delayed Redemption Date, as the case may be), except that the interest payable on any Interest Payment Date falling on or prior to such Redemption Date (or delayed Redemption Date, as the case may be) shall be paid to the Persons who were the Holders of record at the close of business on the applicable Record Date, and (iii) on and after the applicable Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date, as the case may be) interest shall cease to accrue on Notes or portions thereof called for redemption.

SECTION 3.05 Conditions to Redemption.

(a) Any redemption of the Notes may, in the Company’s sole discretion, be subject to one or more conditions precedent, which shall be described in the related notice of redemption to Holders of Notes, which conditions may include, without limitation, completion of one or more Qualified Equity Offerings or other securities offerings or other financings, transactions or events. If such redemption is subject to satisfaction of one or more conditions precedent, such notice to Holders of Notes may (at the option of the Company) include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Company’s sole discretion, either (at the Company’s option) to a date specified by the Company in such notice or in a subsequent notice to such Holders (subject, if the Company shall so elect, to satisfaction of any or all such conditions or the Company’s written waiver of any such conditions that are not satisfied) or until such time as any or all of such conditions have been satisfied or waived by the Company in writing, and that, if any such conditions shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date), then (unless the Company shall have waived in writing any such conditions that are not satisfied), the Company shall have no obligation to redeem the Notes called for redemption on such Redemption Date (as the same may have been delayed by the Company as aforesaid) and may cancel such proposed redemption and rescind any notice of such redemption. In order to delay any Redemption Date (or to further delay any delayed Redemption Date (as defined below)), the Company shall provide written notice to the Trustee at least two Business Days before such Redemption Date (or such delayed Redemption Date, as the case may be), to the effect that the Company has elected to delay such Redemption Date (or such delayed Redemption Date, as the case may be) and specifying the new Redemption Date (a “delayed Redemption Date”) (which may, at the Company’s option, be specified as the date on which any or all conditions to such redemption are satisfied (as determined by the Company in its sole discretion) or waived by the Company), and the Trustee shall provide such notice to each Holder of the Notes that were to be redeemed in the same manner in which the notice of redemption was given. The Company may delay any Redemption Date on one or more occasions.

(b) If all conditions precedent (if any) to any redemption of the Notes shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date) or waived by the Company in writing and the Company has not elected to delay (or further delay) the applicable Redemption Date (or the applicable delayed Redemption Date, as the case may be), the Company shall provide written notice to the effect that the Company has elected to cancel such redemption to the Trustee prior to close of business two Business Days prior to such Redemption Date (or such delayed Redemption Date, as the case may be). Upon the Trustee’s receipt of such notice, the notice of such redemption shall be automatically rescinded and such redemption shall be automatically cancelled and the Company shall have no obligation to redeem the Notes called for redemption. Promptly after receipt of such notice, the Trustee shall provide such notice to each Holder of the Notes that were to have been redeemed in the same manner in which the notice of redemption was given.

SECTION 3.06 Deposit of Redemption Price.

Prior to or on the Redemption Date, subject to the satisfaction of any conditions specified in the applicable notice of redemption pursuant to Section 3.05, the Company shall deposit with the Paying Agent (or, if the Company or a Domestic Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the Redemption Date (or delayed Redemption Date, as applicable)), on all Notes and portions of Notes to be redeemed on the Redemption Date (or delayed Redemption Date, as applicable), other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation.

SECTION 3.07 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee, upon written request from the Company, shall authenticate and mail or deliver (including by book-entry transfer) to the applicable Holder (at the Company’s expense) a new Note registered in the same name and bearing the same legends, if any, as the Notes surrendered for redemption, equal in principal amount to the unredeemed portion of the Note surrendered (it being understood that, notwithstanding anything in this Indenture to the contrary, no Officers’ Certificate or Opinion of Counsel will be required for the Trustee to authenticate and mail or deliver any such new Note).

ARTICLE 4

COVENANTS

SECTION 4.01 Payment of Notes.

The Company shall pay the principal of, and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds money sufficient to pay the principal, premium and interest due on such date. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company shall pay the principal of and premium, if any, on, and may pay interest on, any Certificated Notes at the office or agency maintained by the Company for such purpose in the United States of America as required by Section 4.02, upon surrender of such Certificated Notes by the Holders thereof at such office or agency. Interest on any Certificated Notes may also be paid, at the Company’s option, by check mailed to the addresses of the Holders entitled thereto appearing in the registry books of the Registrar or by wire transfer to accounts in the United States of America specified by such Holders.

The Company will pay principal of, and premium, if any, and interest on, Global Notes registered in the name of the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as the Holder of such Global Note.

The Company will pay interest on overdue principal of, and, to the extent permitted by applicable law, on overdue premium, if any, and overdue installments of interest on, the Notes at a per annum rate equal to the interest per annum otherwise borne by the Notes, to, but excluding, the date on which such overdue principal, premium or interest, as the case may be, is considered paid or provided for as provided in the first paragraph of this Section 4.01 or is otherwise paid or provided for.

SECTION 4.02 Maintenance of Office or Agency.

The Company shall maintain in the United States of America the office or agency required under Section 2.04. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency in the United States of America (unless such office or agency is an office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency in the United States of America or shall fail to furnish the Trustee with the address thereof, the presentations, surrenders, notices and demands referred to in Section 2.04 may be made or served at the address of the Trustee set forth in Section 11.02.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind or change such designations, all as further provided in Section 2.04.

The Company hereby initially designates the Corporate Trust Office of Wells Fargo Bank, National Association in Minneapolis, Minnesota, which on the date hereof is located at CYSO Mail Operations, 600 South 4th Street, 6th Floor, Minneapolis, MN 55415, as such office of the Company in accordance with this Section 4.02 and Section 2.04.

SECTION 4.03 Compliance Certificate; Notice of Default.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company and one other Officer of the Company and also signed (to the extent required by the TIA) by two Officers of each Guarantor, if any, stating that a review of the activities of the Company and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Company and each Guarantor, if any, has complied with all conditions and covenants applicable to it under this Indenture and further stating, as to each such Officer signing such certificate, that to such Officers’ knowledge, the Company and each Guarantor, if any, during such preceding fiscal year has kept, observed, performed and fulfilled each such covenant and condition and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of any such Default or Event of Default, the certificate shall describe such Default or Event of Default and the status thereof.

(b) The Company shall deliver to the Trustee promptly, and in any event within 30 days, after any Senior Officer of the Company obtains knowledge of a Default or Event of Default an Officers’ Certificate specifying the Default or Event of Default and describing its status and the action taken or proposed to be taken in respect thereof.

SECTION 4.04 Waiver of Stay, Extension or Usury Laws.

To the extent permitted by applicable law, the Company and each Guarantor, if any, covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other similar law that would prohibit or forgive the Company or such Guarantor, as applicable, from paying all or any portion of the principal of, or premium, if any, or interest on, the Notes or the Guarantee of any such Guarantor, as applicable, as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and, to the extent permitted by applicable law, the Company and each Guarantor, if any, hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.05 [Reserved].

SECTION 4.06 Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right (unless the Company has exercised its right to redeem all of the then outstanding Notes pursuant to Section 5 of the Notes by sending (or causing the Trustee to send) a notice of redemption) to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described below (a “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the applicable Change of Control Payment Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to the Change of Control Payment Date) (the “Change of Control Purchase Price”).

(b) Within 30 days following the date upon which the Change of Control Triggering Event shall have occurred, the Company must (unless the Company has exercised its right to redeem all of the Notes pursuant to Section 5 of the Notes by sending (or causing the Trustee to send) a notice of redemption) send, by first class mail, a notice to each Holder of Notes (or, in the case of Global Notes, send such notice in accordance with the applicable procedures, if any, of the Depositary), with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

(1) that the Change of Control Offer is being made pursuant to this Indenture and that all Notes that are validly tendered and not withdrawn will be accepted for payment;

(2) the Change of Control Purchase Price and the purchase date, which must be a Business Day no earlier than 15 days nor later than 60 days from the date such notice is mailed (or otherwise transmitted), other than as may be required by law (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date (unless the Company shall default in the payment of the Change of Control Purchase Price of the Notes) and the only remaining right of the Holder will be to receive payment of the Change of Control Purchase Price upon surrender of the applicable Note to the Paying Agent;

(5) that Holders electing to have a portion of a Note purchased pursuant to a Change of Control Offer may only elect to have such Note purchased in denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any such Note surrendered for repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof;

(6) that if a Holder elects to have a Note purchased pursuant to a Change of Control Offer it will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of or attached to the Note duly completed, to the Person and at the address specified in the notice (or, in the case of Global Notes, to surrender the Note and provide the information required by such form in accordance with the applicable procedures, if any, of the Depositary) prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(7) that a Holder will be entitled to withdraw its election if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; and

(8) that if any Note is purchased only in part a new Note will be issued in principal amount equal to the unpurchased portion of the Note surrendered.

(c) On or before the Change of Control Payment Date for the Notes, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) validly tendered and not withdrawn pursuant to the Change of Control Offer; provided that if, following repurchase of a portion of a Note, the remaining principal amount thereof would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000;

(2) deposit with a Paying Agent an amount equal to the payment due in respect of all Notes or portions thereof so tendered and not withdrawn;

(3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted for payment; and

(4) deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the applicable provisions of this Indenture.

(d) The Company, the depositary, if any, appointed by the Company for such Change of Control Offer or a Paying Agent, as the case may be, shall promptly mail or deliver (or, in the case of Global Notes, deliver in accordance with the applicable procedures, if any, of the Depositary) to each tendering Holder an amount equal to the Change of Control Purchase Price of the Notes validly tendered by such Holder and not withdrawn and accepted by the Company for purchase. Further, the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver (including by book-entry transfer) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note accepted for payment (it being understood that, notwithstanding anything in this Indenture to the contrary, no Officers’ Certificate or Opinion of Counsel will be required for the Trustee to authenticate and mail or deliver any such new Note). Any Note not so accepted shall be promptly mailed or delivered (including by book-entry transfer) by the Company or the Trustee to the Holder thereof.

(e) Interest on Notes (or portions thereof) validly tendered and not withdrawn pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Payment Date (unless the Company shall default in the payment of the Change of Control Purchase Price of the Notes).

(f) If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date for the Notes, any accrued and unpaid interest on the Notes to, but excluding, the Change of Control Payment Date will be paid to the Persons in whose names the applicable Notes are registered at the close of business on the applicable Record Date.

(g) The Company will not be required to make a Change of Control Offer for the Notes upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture that are applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything in this Indenture to the contrary, a Change of Control Offer may be made in advance of a Change of Control or a Change of Control Triggering Event conditioned upon the occurrence of such a Change of Control or Change of Control Triggering Event, if a definitive agreement regarding such Change of Control is in effect at the time of making the Change of Control Offer.

(h) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that any securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue thereof.

(i) The provisions of this Indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event (including the definitions relating thereto) and the terms of any such offer may, subject to the limitations set forth in Section 9.02, be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes.

SECTION 4.07 Limitation on Incurrence of Additional Indebtedness.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for payment of (collectively, “incur”) any Indebtedness (including, without limitation, Acquired Indebtedness) other than Permitted Indebtedness.

SECTION 4.08 Maintenance of Total Unencumbered Assets to Total Pari Passu Indebtedness Ratio.

The Company will maintain Total Unencumbered Assets of not less than 120% of the aggregate outstanding principal amount of the Total Pari Passu Indebtedness of the Company and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP.

SECTION 4.09 Reports to Holders.

(a) Whether or not required by the rules and regulations of the SEC and so long as any Notes are outstanding, the Company will mail or otherwise transmit to the Holders of the outstanding Notes:

(1) all quarterly and annual financial information that would be required to be contained in Items 6, 7, 7A and 8 of Part II of a filing with the SEC on Form 10-K and Items 1, 2,

and 3 of Part I of a filing with the SEC on Form 10-Q, as applicable, if the Company were required to file such forms pursuant to the Exchange Act and the applicable rules and regulations of the SEC thereunder and, with respect to the annual information only, a report on the Company’s annual financial statements by the Company’s independent public accounting firm, in each case within 15 days after the last day of the applicable time period for filing with the SEC (plus any applicable extensions of such time period) specified in the relevant form or in the rules and regulations of the SEC or any other applicable laws, rules or regulations; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports pursuant to the Exchange Act and the applicable rules and regulations of the SEC thereunder, in each case within three Business Days after the last day of the applicable time period for filing with the SEC (plus any applicable extensions of such time period) specified in Form 8-K or in the rules and regulations of the SEC or any other applicable laws, rules or regulations; provided, however, that no such report will be required to be furnished to the extent such report would be required by Items 1.04, 3.01, 3.02, 3.03, 5.02(e), 5.03, 5.04, 5.05, 5.06, 5.07 or 5.08 of Form 8-K;

provided, however, that, in the event that the Company is not subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act, (i) the time periods for filing of the foregoing information and reports (collectively, the “Financial Reports”) specified in the relevant forms or rules and regulations of the SEC or any other applicable laws, rules or regulations as described in clauses (1) and (2) above shall be those applicable to a non-accelerated filer or shall otherwise be the longest available time period under such forms, rules and regulations of the SEC or other applicable laws, rules or regulations, as the case may be, (plus any applicable extensions of such time period) and (ii) the Financial Reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K or Regulation G (with respect to any non-GAAP financial measures contained therein) promulgated by the SEC, (B) will not be required to include information required by Item 601 of Regulation S-K promulgated by the SEC, (C) will not be required to include financial statements for any acquired entity, businesses or assets (whether acquired by merger, consolidation, acquisition of assets or Capital Stock or otherwise) unless such acquisition has occurred and such financial statements would be required by Rule 3-05 of Regulation S-X promulgated by the SEC to be included in an annual report on Form 10-K, quarterly report on Form 10-Q or current report on Form 8-K of the Company, as the case may be; provided that, notwithstanding that such Rule 3-05 or any other law, rule or regulation would require that some or all of such financial statements be audited, the Company may nonetheless deliver unaudited financial statements unless the Company shall have obtained such audited financial statements in connection with such acquisition, and provided, further, that the Company shall in no event be required to provide any financial statements as of dates or for periods earlier or other than the dates or periods that would otherwise be required by such Rule 3-05 for any such acquisition, and (D) will not be required to include the schedules identified in Rule 5-04 of Regulation S-X promulgated by the SEC. For purposes of clarity, it is understood and agreed that (x) the Company may, in its sole discretion, include in any of the Financial Reports information in addition to that specified in clauses (1) and (2) above and any information that it would otherwise be entitled to omit pursuant to the provisions described above, and (y) no financial statements shall be required for the acquisition or disposition of any entity, business or assets (whether acquired or disposed of by merger, consolidation, acquisition or disposition of assets or Capital Stock or otherwise) unless such acquisition or disposition, as the case may be, shall have occurred.

(b) The Company agrees to make available to Holders of any outstanding Notes and to prospective purchasers designated by such Holders, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as such Notes (other than Notes held by the Company or an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company) are not freely transferable under the Securities Act.

(c) If the Company is a Subsidiary of any direct or indirect parent entity, the Financial Reports required pursuant to Section 4.09(a) above may be those of such parent entity instead of the Company; provided that, if there are material differences (as determined in good faith by the Company) between the consolidated results of operations and financial condition of such parent entity and its consolidated Subsidiaries, on the one hand, and of the Company and its consolidated Subsidiaries, on the other hand, the quarterly and annual Financial Reports required by Section 4.09(a) will include a presentation (which may be unaudited), either on the face of the financial statements or in the notes thereto, of the financial condition and results of operations of the Company and its Subsidiaries (it being understood and agreed that such presentation may take the form of a condensed consolidating statement of operations and a condensed consolidating balance sheet (in each case without notes thereto) or a presentation similar to that required by Rule 3-10 of Regulation S-X promulgated by the SEC (whether or not such rule is applicable) for the applicable periods).

(d) Anything in this Indenture to the contrary notwithstanding, the Company shall be deemed to have satisfied its obligation to mail, transmit or otherwise furnish any Financial Report or other information pursuant to Section 4.09(a) or Section 4.09(c) above by (a) filing or furnishing such Financial Report or other information (or another document containing the information that would otherwise have been included in such Financial Report or containing such other information, as applicable) with the SEC for public availability or (b) posting such Financial Report or other information (or another document containing the information that would otherwise have been included in such Financial Report or containing such other information) on a website (which may be a password protected website) hosted by the Company or by a third party, in each case within the applicable time period specified above.

(e) If any Financial Report or other information required by this Section 4.09 (or any other document referred to in Section 4.09(d) above) is not filed, mailed, posted, transmitted or otherwise furnished within the applicable time period specified above and such Financial Report or other information (or other document) is subsequently mailed, filed, posted, transmitted or otherwise furnished, the Company will be deemed to have satisfied its obligations under this Section 4.09 with respect to such Financial Report or other information (or other document), as the case may be, and any Default or Event of Default with respect thereto or resulting therefrom shall be deemed to have been cured and any acceleration of the Notes resulting therefrom shall be deemed to have been rescinded so long as such rescission would not conflict with any applicable judgment or decree of a court of competent jurisdiction.

If delivered to the Trustee, such delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.

SECTION 4.10 Future Subsidiary Guarantors.

The Company will cause each Wholly Owned Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary or that guarantees or becomes a borrower under any First Lien Obligations, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes and joinders to or new Security Documents and take all actions required thereunder to perfect the liens created thereunder. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Subsidiary Guarantee shall be released in accordance with Section 10.05.

SECTION 4.11 After-acquired Collateral.

(a) Subject to the limitations and exceptions in clause (b) below, if property that is of a type that constitutes Collateral is acquired by the Company or a Guarantor (including property of a Person that becomes a new Guarantor) that is not automatically subject to a perfected security interest under the Security Documents, then the Company or such Guarantor will provide a Lien over such property (or, in the case of a new Guarantor, such of its property) in favor of the Notes Collateral Agent to the extent the corresponding action is taken for the benefit of the holders of any other First Lien Obligations.

(b) Notwithstanding anything to the contrary contained herein, (a) no Obligor will be required to (i) take any action outside of the United States to grant or perfect a security interest in any asset located outside of the United States or (ii) execute any security agreement, pledge agreement, mortgage, deed, charge or other collateral document governed by the laws of any jurisdiction other than the United States, and (b) no Obligor will be required to (i) seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement and/or (ii) perfect (other than by virtue of the filing of a UCC financing statement) a security interest in any asset requiring perfection through a control agreement or other control arrangement (other than the pledge of equity interests). The limitations set forth in this clause (b) are referred to as the “Applicable Collateral Limitations”.

SECTION 4.12 Additional Material Real Estate.

(i) Within 120 days (or such longer period as the Notes Collateral Agent may reasonably agree) following the closing of any acquisition of any Material Real Estate Asset that does not constitute an Excluded Asset by the Company or any Guarantor or (ii) in the case of any Material Real Estate Asset that does not constitute an Excluded Asset owned by the Company or any Guarantor on the Issue Date or by any other Guarantor on the date such Guarantor signs and delivers a Security Agreement Supplement as defined in, and pursuant to the terms of, the Security Agreement, within 120 days (or such longer period as the Notes Collateral Agent may reasonably agree), the Company or such Guarantor shall cause the Mortgage Requirement to be satisfied with respect to such Material Real Estate Asset.

SECTION 4.13 Further Assurances.

Subject to the Applicable Collateral Limitations, the Company shall, and shall cause the Subsidiaries of the Company to, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as may be necessary or as the Trustee or the Notes Collateral Agent may reasonably request to better assure, preserve, protect and perfect the Lien and security interest in and on all of the Collateral and the rights and remedies created thereunder, including the payment of any fees and taxes required in connection with the execution and delivery of the Security Documents or this Indenture, the granting of the security interest and the filing of any financing statements or other documents in connection therewith.

ARTICLE 5

MERGER AND CONSOLIDATION

SECTION 5.01 Merger, Consolidation and Sale of Assets.

(a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s properties and assets determined on a consolidated basis (other than sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, investments or other securities or assets, in each case in the ordinary course of business) to any Person, unless:

(1) either

(A) the Company shall be the surviving or continuing Person; or

(B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company’s properties and assets (the “Surviving Entity”):

(i) shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(ii) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant in the Notes, this Indenture and the Security Documents on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction and, if applicable, the assumption contemplated by Section 5.01(a)(1)(B)(ii) above (including giving pro forma effect to any Indebtedness incurred or assumed and any repayment, repurchase, defeasance, redemption or other discharge of Indebtedness by the Company or the Surviving Entity, as the case may be, or any of their respective Subsidiaries in connection with such transaction), the Company or such Surviving Entity, as the case may be: (a) shall be able to incur at least $1.00 of additional Indebtedness pursuant to clause (d) of the definition of “Incremental Cap” or (b) would have a Tangible Net Worth immediately following such transaction that is no less than its Tangible Net Worth immediately prior to such transaction (the computations required by clauses (a) and (b) above shall be computed on a pro forma basis giving effect to such transaction as if it had occurred on the last day of the most recent Test Period ended on or prior to the date of such transaction for which financial statements of the Company or the Surviving Entity, as the case may be, are available and the other pro forma adjustments set forth in the definition of pro forma basis). If the transaction involves a Surviving Entity and the Company and the Surviving Entity have different fiscal quarters, then the relevant Test Period and, for purposes of clause (a) of this paragraph (2), the relevant fiscal quarter, may, at the election of the Company, be based on either the Company’s or the Surviving Entity’s fiscal quarters;

(3) immediately after giving pro forma effect to such transaction (and treating any Indebtedness that becomes an obligation of the Company or the Surviving Entity, as the case may be, or any of its Subsidiaries as a result of such transaction as having been incurred by the Company or the Surviving Entity, as the case may be, or such Subsidiary at the time of such transaction, and any Indebtedness to be repaid, repurchased, defeased, redeemed or otherwise discharged by the Company or the Surviving Entity or any of their respective Subsidiaries in connection with such transaction as having been repaid, repurchased, defeased, redeemed or otherwise discharged at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(4) if the Surviving Entity is not the Company, each Guarantor (unless it is the Surviving Entity, in which case Section 5.01(a)(1)(B) above shall apply) shall have by supplemental indenture confirmed that its Guarantee of the Notes shall apply to such Surviving Entity’s obligations under this Indenture and the Notes; and

(5) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, limitations and exceptions), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture.

(6) to the extent any assets of the Person which is merged, consolidated or amalgamated with or into the Surviving Entity are assets of the type which would constitute Collateral under the Security Documents, the Surviving Entity will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(7) the Collateral owned by or transferred to the Surviving Entity shall: (a) continue to constitute Collateral under this Indenture and the Security Documents and (b) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders of the Notes.

(b) Subject to Section 10.05, no Subsidiary Guarantor will, and the Company will not permit any Subsidiary Guarantor to, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of such Subsidiary Guarantor’s properties and assets determined on a consolidated basis (other than sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, investments or other securities or assets, in each case in the ordinary course of business) to any Person, unless:

(1) either

(A) the Subsidiary Guarantor shall be the surviving or continuing Person; or

(B) the Person (if other than the Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of such Subsidiary Guarantor’s properties and assets (the “Surviving Guarantor”):

(i) shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(ii) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under this Indenture and the applicable Security Documents and such Subsidiary Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness that becomes an obligation of the Subsidiary Guarantor or the Surviving Guarantor, as the case may be, or any of its Subsidiaries as a result of such transaction as having been incurred by the Subsidiary Guarantor or the Surviving Guarantor, as the case may be, or such Subsidiary at the time of such transaction, and any Indebtedness to be repaid, repurchased, defeased, redeemed or otherwise discharged by the Subsidiary Guarantor or the Surviving Guarantor or any of their respective Subsidiaries in connection with such transaction as having been repaid, repurchased, defeased, redeemed or otherwise discharged at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3) the Company, the Subsidiary Guarantor or the Surviving Guarantor shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel (which opinion may be subject to customary assumptions, limitations and exceptions), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture;

(4) to the extent any assets of the Person which is merged, consolidated or amalgamated with or into the Surviving Guarantor are assets of the type which would constitute Collateral under the Security Documents, the Surviving Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(5) the Collateral owned by or transferred to the Surviving Guarantor shall: (a) continue to constitute Collateral under this Indenture and the Security Documents and (b) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders of the Notes.

(c) For purposes of the foregoing, the sale, assignment, transfer, lease, conveyance or other disposition, in a single transaction or series of related transactions, of all or substantially all of the properties and assets of one or more Subsidiaries of the Company (other than sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, investments or other securities or assets, in each case in the ordinary course of business), the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(d) For purposes of clarity, it is understood and agreed that references in this Section 5.01 to sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, investments or other securities or assets in the ordinary course of business shall include, without limitation, any sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, investments or other securities or assets (1) that are made (x) to any Securitization Subsidiary for the purpose of enabling such Securitization Subsidiary to securitize the assets so sold, assigned, transferred, leased, conveyed or disposed of or enabling such Securitization Subsidiary to issue Non-Recourse Indebtedness secured by such assets or to enter into any Repurchase Facility with respect to such assets or (y) to any Person pursuant to a Repurchase Facility that is otherwise permitted (or not prohibited) by this Indenture, under which such Person is a buyer of investments, and (2) that the Company in good faith determines to be consistent with past practice of the Company or any of its Subsidiaries or to reflect customary or accepted practice in the businesses, industries or markets in which the Company or any of its Subsidiaries operates or reasonably expects to operate or that reflect reasonable extensions, evolutions or developments of any of the foregoing (including, without limitation, by way of new transactions or structures), and as a result, none of the foregoing shall constitute a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s properties and assets, on a consolidated basis or otherwise, for purposes of the other paragraphs of this Section 5.01.

(e) Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in accordance with the foregoing in which the Company is not the surviving or continuing entity, as the case may be, the

Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as the “Company” herein and therein, and the Company shall be released from all of its obligations under this Indenture and the Notes; provided that, in the case of a lease of all or substantially all of the properties and assets of the Company, the Company will not be released from its obligation to pay the principal of and premium, if any, and interest on the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default.

Each of the following events shall be an “Event of Default”:

(1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2) the failure to pay the principal of and premium, if any, on any Notes when such principal becomes due and payable, at maturity or otherwise (including the failure to make a payment to purchase Notes validly tendered and not withdrawn pursuant to a Change of Control Offer);

(3) failure by the Company or any Guarantor to comply with any of its other covenants or agreements contained in this Indenture (other than covenants or agreements a default in whose performance would constitute an Event of Default under clause (1) or (2) above) and such default continues for a period of 60 days after the Company receives written notice (with a copy to the Trustee if given by Holders) specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default when the Company receives the written notice specified in this clause (3) (with a copy to the Trustee if given by Holders) but without any requirement that such default continue for 60 days);

(4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company and such payment shall not have been made, waived or extended within 30 days after such final stated maturity (giving effect to any applicable grace periods and any extensions thereof) (a “Payment Default”), or the acceleration of the final stated maturity of any Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company and such acceleration shall not have been rescinded, annulled, waived or otherwise cured within 30 days after receipt by the Company or such Subsidiary of the Company of written notice of any such acceleration (an “Acceleration”), if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company as to which a Payment Default or an Acceleration shall have occurred and shall be continuing, aggregates the greater of (x) $35,000,000 and (y) 0.65% of Consolidated Total Assets as of the last day of the most recently ended Test Period or more, in each case, at any time;

(5) (a) the Company or a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors;

(v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it; or

(vi) takes any corporate action to authorize or effect any of the foregoing; or

(b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief in an involuntary case against the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

(ii) appoints a Custodian for all or substantially all of the property of the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law; or

(iii) orders the winding up or liquidation of the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

and in the case of each of (i), (ii) and (iii) of this paragraph (b), such order, decree or relief remains unstayed and in effect for 60 days;

(6) any Guarantee of the Notes by a Guarantor that is a Significant Subsidiary of the Company ceases (or the Guarantees of the Notes by a group of Guarantors that together would constitute a Significant Subsidiary of the Company cease) to be in full force and effect for a period of 30 days, or a Guarantor of the Notes that is a Significant Subsidiary of the Company (or a group of Guarantors of the Notes that together would constitute a Significant Subsidiary of the Company) denies or disaffirms its obligations under its Guarantee (or their obligations under their Guarantees, as the case may be) of the Notes unless such denial or disaffirmation, as applicable, is rescinded, canceled or terminated within 30 days, in each case other than by reason of the release, termination or discharge of any such Guarantees or Guarantors in accordance with the terms of this Indenture or as a result of the discharge of this Indenture pursuant to Section 8.01 or as a result of Legal Defeasance or Covenant Defeasance pursuant to Section 8.02; or

(7) unless such Liens have been released in accordance with the provisions of this Indenture or Security Documents, Liens securing the Notes Obligations with respect to a material portion of the Collateral cease to be valid, perfected or enforceable, or the Company shall assert or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such Lien is invalid, unperfected or unenforceable; provided that no Event of Default shall occur under this clause (7) if the Company and the Guarantors cooperate with the Notes Collateral Agent to replace or perfect such Lien, such Lien is promptly replaced or perfected (as needed) and the rights, powers and privileges of the Holders are not materially adversely affected by such replacement or perfection.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

SECTION 6.02 Acceleration.

If an Event of Default with respect to the Notes (other than an Event of Default specified in clause (5) of the first paragraph of Section 6.01 with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on all the outstanding Notes to be due and payable by notice in writing to the Company and (if the notice is given by Holders) to the Trustee specifying the Event of Default and that it is a “notice of acceleration,” and, upon such a declaration, such principal and accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in clause (5) of the first paragraph of Section 6.01 with respect to the Company occurs and is continuing, then all principal of, and accrued and unpaid interest on, all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

A notice of Default may not be given by the Trustee with respect to any action taken, and reported publicly or to Holders more than two years prior to such notice of Default. Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a separate written representation from each such Holder delivered to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners of the Notes that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee. The Trustee shall have no duty whatsoever to provide this information to the Issuer or to obtain this information for the Issuer.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officers’ Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position

Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default. Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default described in clause (5) of the first paragraph of Section 6.01 shall not require compliance with the preceding two paragraphs.

The Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture that is accompanied by the required Position Representations, and shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Company, any holder or any other Person in acting in good faith on a Noteholder Direction that is accompanied by the required Position Representations or on an Officers’ Certificate from the Company, in either case, pursuant to which the Trustee refrains from taking any action or stays any remedy in good faith with respect thereto or in reliance thereon. Each Holder and subsequent purchaser of the Notes waives any and all claims, in law and/or in equity, against the Trustee and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with this Section, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction.

At any time after any such acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee and the Company may rescind and cancel any such acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, other than nonpayment of principal of or interest on the Notes that have become due solely because of the acceleration, have been cured or waived, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, in each case which have become due otherwise than by such acceleration, at the per annum rate specified in the last paragraph of Section 4.01, has been paid; and (iv) the Company has paid each of the Trustee and the Notes Collateral Agent its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances in connection with such acceleration and rescission.

In the event of acceleration of the Notes because an Event of Default specified in clause (4) of the first paragraph of Section 6.01 has occurred and is continuing, the acceleration of the Notes shall be automatically rescinded and cancelled if (a) within 60 days after such acceleration of the Notes as a result of such Event of Default, the aggregate principal amount of Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company as to which a Payment Default or an Acceleration shall have occurred and shall be continuing shall be less than the greater of (x) $35,000,000 and (y) 0.65% of Consolidated Total Assets as of the last day of the most recently ended Test Period, whether as a result of any such Payment Default or Payment Defaults or Acceleration or Accelerations, as the case may be, having been remedied or cured or waived by the holders of the relevant Indebtedness, the relevant Indebtedness having been repaid, redeemed, defeased or otherwise discharged, or otherwise, (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (c) all existing Events of Default, other than nonpayment of the principal of or interest on the Notes that shall have become due solely because of the acceleration, have been cured or waived.

No rescission of acceleration of the Notes pursuant to this Section 6.02 shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture and, subject to the First Lien Intercreditor Agreement, the Notes Collateral Agent may pursue any available remedy under the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. To the fullest extent permitted by applicable law, a delay or omission by the Trustee, the Notes Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default, no remedy is exclusive of any other remedy and all available remedies are cumulative.

SECTION 6.04 Waiver of Past Defaults.

The Holders of a majority in principal amount of the outstanding Notes may waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), any Default or Event of Default and its consequences except a continuing default in the payment of the principal, premium, if any, or interest on any Notes held by any non-consenting Holder (excluding a default in payment resulting from an acceleration that has been or is being waived or rescinded or that has been cured). Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05 Control by Majority.

Subject to Section 7.02(g), the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Notes Collateral Agent or of exercising any trust or power conferred on the Trustee under this Indenture. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.06 Limitation on Suits.

Subject to Section 6.07, a Holder may not pursue any remedy with respect to this Indenture or the Notes or any Guarantees, unless:

(1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made a written request, and such Holder or Holders shall have offered security or indemnity reasonably satisfactory to the Trustee to pursue a remedy; and

(3) the Trustee has failed to comply with such request and has not received from the Holders of at least a majority in aggregate principal amount of the Notes outstanding a direction inconsistent with such request within 60 days after such notice, request and offer of security or indemnity.

SECTION 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on, the Notes held by such Holder on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of the first paragraph of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and accrued interest remaining unpaid (together with interest on any overdue interest (to the extent permitted by applicable law) at the rate per annum specified in the last paragraph of Section 4.01) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee.

SECTION 6.09 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relating to the Company, its creditors or its property and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders (it being understood it shall be under no obligation to do so), to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or accept or adopt, on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities.

Subject to the First Lien Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee and the Notes Collateral Agent for amounts due under this Indenture;

SECOND: to Holders for amounts due and unpaid on the Notes for principal. premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest; and

THIRD: to the Company.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. Promptly after any record date or payment date is set pursuant to this Section 6.10, the Trustee shall cause notice of such record date or payment date or both, as the case may be, to be given to the Company and each Holder in the manner set forth in Section 11.02.

SECTION 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE

SECTION 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations stated therein).

(c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(h) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless a Responsible Officer of the Trustee has received written notice thereof from the Company or any Holder and such notice references the Notes and this Indenture.

SECTION 7.02 Rights of Trustee.

Subject to Section 7.01:

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers; provided, however, that, subject to paragraph (b) of Section 7.01, the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Notes, unless such Holders have offered to the Trustee security and/or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, without limitation, in its capacity as Collateral Agent), and each agent, custodian and other Person employed to act hereunder.

(j) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or any statement in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and a Responsible Officer of the Trustee receives written notice of such Default or Event of Default, the Trustee shall mail or otherwise transmit to each Holder notice of the Default or Event of Default within 90 days after written notice of it is received by the Trustee. Except in the case of an Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06 [Reserved].

SECTION 7.07 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time mutually agree in writing for the Trustee’s services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, except any such expenses as shall have been caused by the Trustee’s own negligence or willful misconduct. Such expenses shall include the reasonable fees and out-of-pocket expenses of the Trustee’s agents, counsel and accountants. The Company shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses and court costs) incurred by it in connection with the acceptance or administration of this trust, the enforcement of this Indenture (including this Section 7.07) and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim of which a Responsible Officer has received written notice or of which a Responsible Officer has otherwise become aware for which the Trustee or any Trustee Party (as defined below) may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate and shall cause all Trustee Parties to cooperate in the defense. The Trustee and all Trustee Parties may have one firm of separate counsel selected by the Trustee in connection with the defense of such claim and the Company shall pay the reasonable fees and out-of-pocket expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Company, on the one hand, and the Trustee and any Trustee Parties subject to the claim, on the other hand, in connection with such defense as reasonably determined by the Trustee. The Company need not reimburse any expense or indemnify against any loss, damage, claim, liability or expense caused by or resulting from the willful misconduct or negligence of the Trustee or a Trustee Party. The Company need not pay for any settlement made by the Trustee or any Trustee Party without the Company’s written consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents and successors (collectively, “Trustee Parties”).

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee pursuant to this Indenture, other than money or property held in trust to pay principal of, or premium, if any, or interest on, or other amounts payable to Holders under, the Notes or the Guarantees.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the discharge or termination of this Indenture. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in clause (5) of the first paragraph of Section 6.01 with respect to the Company, the expenses are intended to constitute expenses of administration under applicable Insolvency Law.

SECTION 7.08 Replacement of Trustee.

The Trustee may resign at any time by giving 30 days prior written notice of such resignation to the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may, upon 30 days prior written notice to the Company and the Trustee, remove the Trustee and may appoint a successor Trustee; provided that so long as no Default or Event of Default has occurred and is continuing, the Company shall have the right to consent to the successor Trustee, such consent not to be unreasonably withheld. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the retiring Trustee pursuant to Section 7.07, all money and property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, whereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall cause to be delivered a notice of its succession to all Holders.

Anything in this Section 7.08 to the contrary notwithstanding but subject to the provisions of Section 7.09, no resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 7.08 shall become effective until the acceptance of appointment by the successor Trustee pursuant to this Section 7.08.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business to, another corporation or bank, the resulting, surviving or transferee corporation or bank, without any further act shall be the successor Trustee; provided that such corporation or bank shall be otherwise qualified and eligible under this Article 7.

In case at the time such successor or successors (by merger, conversion, transfer of all or substantially all of its corporate trust business or consolidation) to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the same full force and effect as if they had been authenticated by the predecessor Trustee.

SECTION 7.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

SECTION 7.11 Security Documents; Intercreditor Agreements.

By its acceptance of the Notes, each Holder is deemed to have consented to the terms of the Security Documents and to have authorized and directed the Trustee and Notes Collateral Agent, as the case may be, to execute, deliver and perform each of the First Lien Intercreditor Agreement, any Junior Priority Intercreditor Agreement, and any other Security Documents to which the Trustee or Notes Collateral Agent, as applicable, is a party, including any First Lien Intercreditor Agreement, Junior Priority Intercreditor Agreement or any other Security Documents executed after the Issue Date, binding the Holders to the terms thereof. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are (a) expressly authorized to make the representations attributed to Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any First Lien Intercreditor Agreement, Junior Priority Intercreditor Agreement or any other Security Documents, the Trustee and the Notes Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture and the Security Documents(in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01 Discharge of Liability on Notes.

This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in this Indenture and except for the Trustee’s and Notes Collateral Agent’s right to reimbursement of fees and expenses and indemnification as expressly provided for in this Indenture and the Security Documents) as to all outstanding Notes, and all of the Guarantees, if any, of the Notes shall be discharged, terminated and released, when:

(1) either

(a) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by giving of a notice of redemption, upon stated maturity or otherwise, will become due and payable within one year (upon stated maturity or otherwise), or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee cash in such amount as will be sufficient, U.S. Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on such Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption;

(2) the Company has paid or caused to be paid all other sums payable by the Company under this Indenture; and

(3) the Company has delivered to the Trustee and the Notes Collateral Agent an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) stating that all conditions precedent under this Section 8.01 relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the foregoing paragraph, the provisions of Sections 8.04, 8.05, 8.06, 8.07 and 11.08 and, if the outstanding Notes have been or are to be called for redemption, Article 3 shall survive until the Notes have been cancelled or are no longer outstanding.

After such delivery or irrevocable deposit, the Trustee upon request shall execute proper instruments acknowledging the discharge of this Indenture and the Company’s obligations under the Notes and this Indenture and, if applicable, the obligations of all Guarantors under the Guarantees and this Indenture, except for those surviving obligations specified above.

SECTION 8.02 Legal Defeasance and Covenant Defeasance.

(a) The Company may, at its option and at any time, elect to have either Section 8.02(b) or (c) be applied to the Notes upon compliance with the conditions set forth in Section 8.03.

(b) Upon the Company’s exercise under Section 8.02(a) of the option under this Section 8.02(b), the Company and the Guarantors, if any, shall be discharged from all of their obligations under the Notes, the Guarantees, if any, and this Indenture (“Legal Defeasance”) on the date that the applicable conditions set forth in Section 8.03 shall have been satisfied, and on or after that date any omission to comply with any such obligations shall no longer constitute a Default or Event of Default. Such Legal Defeasance shall mean that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes (which shall thereafter be deemed to be outstanding only for purposes of the provisions of this Indenture referred to in clauses (1) through (4) below), the Guarantors, if any, shall be released from all of their obligations under this Indenture and their Guarantees of the Notes, and the Company shall be released from all of its other obligations under this Indenture and the Notes, except that the following provisions of this Indenture shall survive:

(1) the rights of Holders to receive, solely from the trust fund described in clause (1) of the first paragraph of Section 8.03, payments in respect of the principal of, and premium, if any, and interest on the Notes when such payments are due;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments on the Notes;

(3) the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4) the provisions of this Section 8.02, Sections 8.04, 8.05, 8.06, 8.07 and 11.08 and, if the outstanding Notes have been or are to be called for redemption, Article 3.

On and after the date of Legal Defeasance, payment of the Notes may not be accelerated because of an Event of Default and, upon such Legal Defeasance, the Guarantees of the Notes and all obligations of the Guarantors under this Indenture and the Guarantees shall automatically terminate.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.01(c).

(c) Upon the Company’s exercise under Section 8.02(a) of the option under this Section 8.02(c), the Company and the Guarantors, if any, shall be released and discharged from all of their covenants and agreements under Sections 4.06 through 4.13, inclusive, and clauses (2) and (4) of Section 5.01(a) on the date that the applicable conditions set forth in Section 8.03 shall have been satisfied (“Covenant Defeasance”), and on or after that date the foregoing covenants and agreements shall no longer apply, and the Notes shall be deemed not to be outstanding for purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with any such covenants or agreements, but shall continue to be deemed outstanding for all other purposes hereunder, and the Company and the Guarantors, if any, may omit to comply with and shall have no liability in respect of any term, condition, obligation or limitation set forth in any of the Sections, clauses and other provisions set forth above in this Section 8.02(c), whether directly or indirectly, by reason of any reference elsewhere herein to any such Section, clause or other provision or by reason of any reference in any such Section, clause or other provision to any other Section, clause or provision herein or in any other document and such omission to comply with any covenant or agreement set forth in any such Section, clause or other provision shall not constitute a Default or Event of Default under this Indenture. On and after the date that Covenant Defeasance occurs, (x) the Events of Default described in clauses (1) and (2) (solely insofar as such clauses relate to any failure to pay amounts due in connection with a Change of Control Offer), clause (3) (solely insofar as it relates to the covenants and agreements as to which Covenant Defeasance has occurred), clause (4), clause (5) (except with respect to Company) and clause (6) of the first paragraph of Section 6.01 will no longer constitute Events of Default or otherwise apply and (y) the Guarantors, if any, of the Notes shall be automatically released from all of their obligations under their Guarantees of the Notes and this Indenture and such Guarantees will be automatically released, terminated and discharged.

(d) Subject to compliance with Section 8.02(b) or (c), the Trustee, upon request shall execute proper instruments acknowledging such Legal Defeasance or Covenant Defeasance and the release, termination and/or discharge of the instruments, agreements and other provisions referred to in such Section 8.02(b) or (c), as applicable.

SECTION 8.03 Conditions to Legal Defeasance and Covenant Defeasance.

The following shall be the conditions to Legal Defeasance or Covenant Defeasance:

(1) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes cash in U.S. Legal Tender in such amount as will be sufficient, U.S. Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, as confirmed, certified or attested by an Independent Financial Advisor in writing to the Trustee, to pay the principal of, premium, if any, and interest on the Notes on the stated maturity date thereof or any earlier Redemption Date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) confirming that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this Section 8.03 (other than a Default and Event of Default resulting from borrowing of funds to be applied to make such deposit and any similar or substantially contemporaneous transactions and, in each case, the granting of any Liens in connection therewith);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument that, in the judgment of the Company, is material with respect to the Company and its Subsidiaries taken as a whole (excluding this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations), each stating that all conditions precedent provided for in this Section 8.03 to such Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with; and

(7) the Company shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes on the stated maturity date thereof or on the applicable Redemption Date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (6) of this Section 8.03).

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) of this Section 8.03 with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on their maturity date or any earlier Redemption Date within one year and, in the case of any such redemption, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.04 Application of Trust Money.

The Trustee shall hold in trust the U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article 8 and any principal, interest or other proceeds in respect of such U.S. Government Obligations. It shall apply the deposited money and the proceeds from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender and U.S. Government Obligations or proceeds therefrom held by it as provided in Section 8.01 or 8.03 which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge of this Indenture pursuant to Section 8.01 or an equivalent Legal Defeasance or Covenant Defeasance pursuant to Section 8.02, as evidenced by a written confirmation, certification or attestation by an Independent Financial Advisor delivered to the Trustee.

SECTION 8.05 Repayment to the Company.

The Trustee and the Paying Agent shall promptly deliver to the Company upon request any excess U.S. Legal Tender and U.S. Government Obligations and proceeds therefrom held by them at any time and thereupon shall be relieved from all liability with respect to such money, securities and proceeds. Subject to any applicable abandoned property law, any money, U.S. Government Obligations or proceeds therefrom deposited with or received by the Trustee or any Paying Agent, or held by the Company or any of its Subsidiaries, in trust for the payment of the principal, premium, if any, or interest on any Note, remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company or any of its Subsidiaries) shall be discharged from such trust and the Holder of such Note shall thereafter look only to the Company as a general creditor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money, U.S. Government Obligations and proceeds, and all liability of the Company or any of its Subsidiaries as trustee thereof, shall thereupon cease.

SECTION 8.06 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations (or proceeds therefrom) deposited pursuant to Section 8.01 or 8.03 in accordance with Section 8.04 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.03, as applicable, until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with Section 8.04; provided that if the Company or any Guarantor has made any payment of principal of, or premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company or such Guarantor, as applicable, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 8.07 Indemnity for Government Obligations.

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 8.01 or 8.03 or the principal and interest received on such U.S. Government Obligations.

ARTICLE 9

AMENDMENTS

SECTION 9.01 Without Consent of Holders.

From time to time, the Company, the Guarantors (if any) of the Notes, the Trustee and, as applicable, the Notes Collateral Agent, without the consent of the Holders of the Notes, may modify, amend or supplement the Notes, any Guarantees or other guarantees of the Notes, this Indenture or the Security Documents:

(1) to cure any ambiguity or omission; or to correct or supplement any provision contained in this Indenture, any Notes, any Guarantees or other guarantees of the Notes or any Security Document which may be defective or inconsistent with any other provision in this Indenture, any Security Document or any of the Notes or any such Guarantees or other guarantees;

(2) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(3) to provide for the assumption of the Company’s obligations to the Holders of the Notes by a successor to the Company pursuant to the terms of this Indenture;

(4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respect the rights of any Holder of the Notes;

(5) to provide for any Subsidiary of the Company or any other Person to provide a Guarantee or other guarantee of the Notes, to add, novate, confirm or assume a Guarantee or other guarantee of the Notes, to add additional assets as Collateral as security to or for the benefit of the Notes or any Guarantee or other guarantee of the Notes or make, complete or confirm any grant of security interest in any property or assets as additional Collateral securing the obligations under this Indenture, the Notes, the Guarantees and the Security Documents, or to confirm and evidence the release, termination or discharge of any Guarantor, Guarantee, other guarantor or other guarantee of the Notes or any Lien with respect to or securing the Notes or any Guarantee or other guarantee thereof, in each case when such release, termination or discharge is provided for under this Indenture, under any Security Document, under any Guarantee or other guarantee or under any instrument or agreement creating or evidencing any such Lien, as the case may be;

(6) to conform the provisions of this Indenture, the Notes, any Guarantees of the Notes or any of the Security Documents to the “Description of the Notes” section of the Offering Circular;

(7) [reserved];

(8) to comply with the rules of any applicable Depositary;

(9) to evidence and provide for the acceptance of appointment under this Indenture of a successor trustee;

(10) to evidence and provide for the acceptance and appointment under the First Lien Intercreditor Agreement or any Security Document of any new or successor Notes Collateral Agent thereunder pursuant to the requirements thereof;

(11) to add to the covenants of the Company or any Guarantor or other guarantor of the Notes for the benefit of the Holders of the Notes, to provide that any such additional covenants shall be subject to Covenant Defeasance, to add Events of Default or to surrender any right or power conferred upon the Company or any Guarantor or other guarantor of the Notes pursuant to this Indenture;

(12) to provide for the issuance and delivery of Additional Notes;

(13) to eliminate the effect of any Accounting Change or the application thereof; and

(14) to release Collateral from the Lien pursuant to the Security Documents when permitted or required by this Indenture or the First Lien Intercreditor Agreement or any other Security Document.

In addition, the Company, the Trustee and the Notes Collateral Agent may amend (or enter into, as applicable) the First Lien Intercreditor Agreement, any Junior Priority Intercreditor Agreement and the other Security Documents to provide for the addition of any creditors to such agreements to the extent a pari passu or junior lien for the benefit of such creditor is permitted by the terms of this Indenture.

The Company shall not be required to notify Holders of modifications, amendments, or supplements made pursuant to this Section 9.01.

SECTION 9.02 With Consent of Holders.

(a) Without limitation to the provisions of Section 9.01, modifications, amendments and supplements of the Notes, any Guarantees or other guarantees thereof or this Indenture may be made with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes), and compliance with any provision of the Notes, any Guarantees or other guarantees thereof or this Indenture may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes), except that, without the consent of each Holder of Notes, no amendment, supplement or waiver may:

(1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes, except pursuant to Section 9.02(a)(6);

(3) reduce the principal of or change or have the effect of changing the final stated maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4) make any Notes payable in currency other than that stated in the Notes;

(5) make any change in provisions of this Indenture providing that the right of each Holder to receive payment of principal of, premium, if any, and interest on the Notes on or after the due dates thereof or to bring suit to enforce such payment shall not be impaired without the consent of such Holder, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; or

(6) amend, supplement, waive or modify the Company’s obligation to make an offer to repurchase the Notes pursuant to Section 4.06, or reduce the premium payable upon any such repurchase or change the time at which any Notes may be repurchased pursuant to Section 4.06, whether through an amendment, supplement, waiver or modification of provisions in such covenant or any definitions or other provisions in this Indenture or otherwise, unless such amendment, supplement waiver or modification shall be in effect prior to the occurrence of the applicable Change of Control Triggering Event.

In addition, without the consent of Holders of at least 66-2/3% in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), no amendment, supplement or waiver may modify any Security Documents or the provisions in this Indenture dealing with Collateral or the Security Documents to the extent that such amendment, supplement or waiver would have the effect of releasing Liens on all or substantially all of the Collateral securing the Notes (except as permitted by the terms of this Indenture and the Security Documents) or change or alter the priority of the security interests in the Collateral.

A consent to any modification, amendment, supplement or waiver under this Indenture by any Holder of Notes given in connection with a tender or exchange of such Holder’s Notes will not be rendered invalid by such tender or exchange.

(b) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed modification, amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance of the proposed modification, amendment, supplement or waiver.

(c) After a modification, amendment, supplement, or waiver under Section 9.02(a) becomes effective, the Company shall mail (or otherwise transmit) to the Holders affected thereby at their registered addresses a notice briefly describing the modification, amendment, supplement or waiver. Any failure of the Company to mail (or transmit) such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such modification, amendment, supplement or waiver.

SECTION 9.03 [Reserved].

SECTION 9.04 Revocation and Effect of Consents and Waivers.

Until an amendment, waiver, modification or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the amendment, waiver, modification or supplement is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or any portion of its Note by notice to the Trustee and the Company received before the date on which such amendment, supplement, modification or waiver becomes effective. An amendment, supplement, modification or waiver becomes effective in accordance with the terms thereof.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described in this Article 9 or required or otherwise permitted to be given or taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to give any consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent or action shall be valid or effective for more than 120 days after such record date.

After an amendment, supplement, modification or waiver becomes effective, it shall be conclusive and binding on every Holder.

SECTION 9.05 Notation on or Exchange of Notes.

If an amendment, supplement, modification or waiver changes the terms of a Note, the Company may require each Holder of a Note to deliver it to the Trustee. The Company shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Company’s expense. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity of such amendment, supplement, modification or waiver.

SECTION 9.06 Trustee, Notes Collateral Agent To Sign Amendments.

Each of the Trustee and the Notes Collateral Agent shall execute any modification, amendment, supplement or waiver authorized pursuant to this Article 9; provided that each of the Trustee and the Notes Collateral Agent may, but shall not be obligated to, execute any such modification, amendment, supplement or waiver which adversely affects the Trustee’s or the Notes Collateral Agent’s own rights, duties or immunities under this Indenture or any of the Security Documents. The Trustee and the Notes Collateral Agent shall receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized or permitted pursuant to this Article 9 and, if applicable, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to customary exceptions). Such Opinion of Counsel shall be at the expense of the Company.

ARTICLE 10

GUARANTEES

SECTION 10.01 Unconditional Guarantee.

The Guarantors will initially consist of ACREFI Operating, LLC, ACREFI Mortgage Lending, LLC and ARM Operating, LLC. Subject to the provisions of this Article 10 and to the fullest extent permitted by applicable law, each Guarantor hereby, jointly and severally with all other Guarantors (if any), unconditionally and irrevocably guarantees, to each Holder of an outstanding Note authenticated and delivered by the Trustee and to the Trustee and the Notes Collateral Agent and their respective successors: (a)(x) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal at the rate per annum set forth in the last paragraph of Section 4.01 and (to the fullest extent permitted by applicable law) overdue premium, if any, and interest on the Notes and (z) the due and punctual payment of all other amounts due from the Company to the Holders or the Trustee or the Notes Collateral Agent under this Indenture or the Notes, all in accordance with the terms of this Indenture and the Notes (collectively, the “Guarantee Obligations”); and (b) in case of any extension of time of payment or renewal of any Notes, the due and punctual payment of the Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay, upon written demand by the Trustee or the Notes Collateral Agent, the same immediately.

Each of the Guarantors hereby agrees that (to the fullest extent permitted by applicable law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives (to the fullest extent permitted by applicable law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever (in each case except as required by this Indenture). Each Guarantee is a guarantee of payment and not of collection. Each Guarantor hereby agrees (to the fullest extent permitted by applicable law) that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article 10, the maturity of certain obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantees, notwithstanding (to the fullest extent permitted by applicable law) any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall (to the extent permitted by applicable law) forthwith become due and payable by the Guarantors for the purpose of the Guarantees.

Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor (if any) in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all of the Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 10.02 Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and/or indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to this Indenture and its Guarantee are knowingly made in contemplation of such benefits.

SECTION 10.03 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or fraudulent conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, foreign or state law to the extent applicable to any Guarantor or Guarantee. To effectuate the foregoing intention, the Trustee, the Notes Collateral Agent, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee and this Article 10 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from, or payments made by or on behalf of, any other Guarantor in respect of the obligations of such Guarantor under its Guarantee and this Article 10, result in the obligations of such Guarantor under its Guarantee and this Article 10 not constituting a fraudulent conveyance or fraudulent transfer under such laws or any other applicable federal, foreign or state laws.

SECTION 10.04 Notation of Guarantee Not Required.

Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.

The Company shall cause each Domestic Subsidiary that is required to become a Guarantor pursuant to Section 4.10 to execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary will agree to be a Guarantor under this Indenture, all on the terms and subject to the conditions specified in Section 4.10, subject to release of such Guarantor and to the termination of its Guarantee as provided in Section 10.05.

SECTION 10.05 Release of a Guarantor; Termination of Guarantees.

(a) A Guarantor’s Guarantee of the Notes will automatically terminate and be unconditionally released and discharged, all other obligations of such Guarantor under this Indenture will automatically terminate and such Guarantor will automatically be unconditionally released and discharged from all of its obligations under its Guarantee of the Notes and this Indenture upon:

(1)

(A) any sale, exchange, transfer or other disposition (by merger, amalgamation or otherwise) of (x) the Company’s and/or any Subsidiary’s Capital Stock in such Guarantor following which the applicable Guarantor is no longer a Subsidiary or (y) all or substantially all the assets of such Guarantor (in each case, other than any sale, exchange or transfer or other disposition to the Company, any Guarantor and/or any Subsidiary), in the case of clause (a), which sale, exchange, transfer or other disposition is made in compliance with the applicable provisions of this Indenture;

(B) the release or discharge of the guarantee by such Guarantor of the Term Loan Credit Agreement Obligations and all other First Lien Obligations, except a discharge or release by or as a result of payment under such guarantee;

(C) upon Legal Defeasance or Covenant Defeasance under Section 8.02 or if the Company’s obligations under this Indenture are discharged in accordance with Section 8.01;

(D) the merger, amalgamation or consolidation of any Guarantor with and into the Company or another Guarantor that is the surviving, continuing or resulting Person in such merger, amalgamation or consolidation, or upon the liquidation of a Guarantor following the transfer of all of its assets to the Company or another Guarantor; or

(E) such Subsidiary otherwise becoming or constituting an Excluded Subsidiary as a result of a transaction or transactions permitted by this Indenture; and

(2) the Company’s delivery to the Trustee of an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the release and discharge of the Guarantee have been complied with.

(b) The Trustee shall execute an appropriate instrument prepared by the Company evidencing the release of a Guarantor from, and the termination of, its obligations under its Guarantee and this Indenture upon receipt of a request by the Company or such Guarantor accompanied by an Officers’ Certificate and an Opinion of Counsel (which opinion may include customary assumptions, limitations and exceptions) certifying as to the compliance with the applicable conditions under 10.05(a), as applicable; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers’ Certificates of the Company.

SECTION 10.06 Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of this Article 10; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

SECTION 10.07 Waiver.

Without in any way limiting the provisions of Section 10.01, each Guarantor hereby waives (to the fullest extent permitted by law) notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever (except in each case as required by this Indenture).

SECTION 10.08 No Obligation To Take Action Against the Company.

To the fullest extent permitted by applicable law, neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

SECTION 10.09 Default and Enforcement.

If any Guarantor fails to pay following a demand for payment in accordance with Section 10.01 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of such Guarantor and such Guarantor’s obligations hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the amounts owed under its Guarantee and this Article 10.

SECTION 10.10 Amendment, Etc.

Without limitation to the provisions of Article 9, no amendment, modification , supplement or waiver of any provision of this Indenture relating to any Guarantor or its Guarantee or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor.

SECTION 10.11 Costs and Expenses.

Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, reasonable legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under such Guarantor’s Guarantee.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01 [Reserved].

SECTION 11.02 Notices.

Any notices or other communications required or permitted hereunder shall be in writing (which shall not, except as otherwise provided herein, include email, telephone or pdf), and shall be sufficiently given if made by hand delivery, by overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company or a Guarantor:

Apollo Commercial Real Estate Finance, Inc.

9 West 57th Street, 43rd Floor

New York, New York 10019

Attention of: Chief Financial Officer

Email: Agredebtfinance@apollo.com

if to the Trustee or the Notes Collateral Agent:

Wells Fargo Bank, National Association

Attn: CTSO Mail Operations

MAC N9300-060

600 South 4th Street, 6th Floor

Minneapolis, MN 55415

Attention of: Lynn M. Steiner

email: lynn.m.steiner@wellsfargo.com

Phone: 612-667-8485

Facsimile: 612-667-8485

Each of the Company, the Guarantors, if any, and the Trustee or the Notes Collateral Agent by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Guarantors, if any, and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); the next Business Day if by overnight courier service; and where this Indenture expressly permits notice to be given by email, when such notice is transmitted without the sender having been notified by return email that it is undeliverable.

Each of the Trustee and the Notes Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee and the Notes Collateral Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee and the Notes Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Notes Collateral Agent in its discretion elects to act upon such instructions, the Trustee’s and the Notes Collateral Agent’s understanding of such instructions shall be deemed controlling. The Trustee and the Notes Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Notes Collateral Agent’s reliance upon and compliance with such instructions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee and the Notes Collateral Agent, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Any notice or communication to a Holder shall be mailed to it by first class mail or other equivalent means or delivered by telecopy, hand delivery or overnight courier service at his address as it appears on the registration books of the Registrar or sent by email or other electronic means (or, in the case of Global Notes, given in accordance with any applicable procedures of the Depositary) and shall be sufficiently given to it if so mailed within the time prescribed or, if telecopied, when receipt is acknowledged, or, in the case of hand delivery, when delivered or, in the case of overnight courier, on the next Business Day or, in the case of email, when transmitted to the applicable email address or, if given in accordance with the applicable procedures of the Depositary, when given.

Failure to send or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or sent in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03 [Reserved].

SECTION 11.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee or the Notes Collateral Agent to take any action under this Indenture, the Company shall furnish to the Trustee and the Notes Collateral Agent at the request of the Trustee or the Notes Collateral Agent:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) except with respect to the initial issuance, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials and may be subject to other customary exceptions, limitations and qualifications.

SECTION 11.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture, other than the Officers’ Certificate required by Section 4.03, shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; or satisfied; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials and may be subject to other customary exceptions, limitations and qualifications.

SECTION 11.06 Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Holders. The Trustee, Registrar and the Paying Agent or co-Registrar may make reasonable rules for their functions.

SECTION 11.07 Business Day.

If any Interest Payment Date, Redemption Date, Change of Control Payment Date, maturity date or any other date on which payment on any Notes is due is not a Business Day, the required payment will be postponed and made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Change of Control Payment Date, maturity date or other date, as the case may be, to the date of such payment on the next succeeding Business Day. If a Record Date or other record date is not a Business Day, it shall not be affected.

SECTION 11.08 Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 11.09 No Recourse Against Others.

A director, officer, employee, incorporator, stockholder, partner or member of, or owner of an equity interest in, the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note shall be deemed to have waived and released all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.10 Successors.

All agreements of the Company and the Guarantors in this Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11 Multiple Originals.

All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

SECTION 11.12 Table of Contents; Headings.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture (including, without limitation, Appendix A and the Exhibits hereto) and the Notes have been inserted for convenience of reference only, are not intended to be considered a part hereof or thereof and shall not modify or restrict any of the terms or provisions hereof or thereof.

SECTION 11.13 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest,

(vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.14 Severability.

To the fullest extent permitted by applicable law, in case any provision in this Indenture or in the Notes or any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

SECTION 11.15 USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

SECTION 11.16 No Adverse Interpretation of Other Agreements.

To the fullest extent permitted by applicable law, this Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. To the fullest extent permitted by applicable law, any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.17 Applicable Tax Law.

In order to enable the Trustee to comply with its obligations under applicable tax laws, rules and regulations (including directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), the Company agrees (i) to provide to the Trustee, following written request from the Trustee delivered to the Company in accordance with Section 11.02 of this Indenture, such information concerning the Holders of the Notes as the Trustee may reasonably request in order to determine whether the Trustee has any tax-related obligations under Applicable Tax Law with respect to the payments made to Holders of the Notes under this Indenture, but only to the extent (a) such information is in the Company’s possession, (b) such information is not subject to any confidentiality or similar agreement or undertaking or otherwise deemed by the Company to be confidential and (c) providing such information to the Trustee does not, in the judgment of the Company, breach or violate or constitute a default under any applicable law, rules or regulations or any instrument or agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments made to Holders of Notes under this Indenture to the extent necessary to comply with the Trustee’s obligations under Applicable Tax Law. Each Holder of Notes by accepting a Note shall be deemed to have agreed to the foregoing provisions of this Section 11.17 and to provide to the Trustee or the Company such information concerning such Holder as the Trustee or the Company may reasonably request in order to determine whether the Trustee or the Company has any tax-related obligations under Applicable Tax Law with respect to the payments made to such Holder under this Indenture; and such agreement by each Holder is part of the consideration for the issuance of the Notes.

SECTION 11.18 Waiver of Jury Trial.

EACH OF THE COMPANY, EACH GUARANTOR, IF ANY, EACH HOLDER (BY ITS ACCEPTANCE OF NOTES) AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.19 Submission to Jurisdiction.

The parties hereto submit to the non-exclusive jurisdiction of any New York State court or U.S. federal court sitting in the Borough of Manhattan, The City of New York over any legal action or legal proceeding with respect to this Indenture and, to the fullest extent permitted by applicable law, each of the parties hereto waives any objection that it may now or hereafter have to the bringing of any such action or proceeding in any such court or any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 11.20 Electronic Execution.

The words “execution,” signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. This Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

SECTION 11.21 Intercreditor Agreements.

Reference is made to the First Lien Intercreditor Agreement and any future permitted Junior Priority Intercreditor Agreement. Each Holder, by its acceptance of a Note, (a) consents to the priority of Liens and payments provided for in any First Lien Intercreditor Agreement and any future permitted Junior Priority Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of any such First Lien Intercreditor Agreement or any permitted Junior Priority

Intercreditor Agreement and (c) authorizes and instructs the Notes Collateral Agent and/or the Trustee to enter into each First Lien Intercreditor Agreement and any permitted Junior Priority Intercreditor Agreement as the Notes Collateral Agent and on behalf of such Holder, including without limitation, making the representations of the Holders contained therein, and including any amendments, restatements or supplements thereto providing for, inter alia, substantially the same rights, priorities and obligations referred to in the First Lien Intercreditor Agreement or Junior Priority Intercreditor Agreement, as applicable, and covering any other matters incidental thereto.

ARTICLE 12

COLLATERAL

SECTION 12.01 Security Documents

(a) The performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of the Notes Obligations, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Notes Obligations, subject to the terms of the First Lien Intercreditor Agreement. The Trustee and the Company hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Notes Secured Parties and pursuant to the terms of this Indenture and the Security Documents. Each Holder, by accepting a Note, and each beneficial owner of an interest in a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the First Lien Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the First Lien Intercreditor Agreement, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. Subject to the Applicable Collateral Limitations, the Company shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Security Documents to which the Notes Collateral Agent is a party, and will do or cause to be done all such acts and things as may be reasonably required to provide to the Notes Collateral Agent the security interest in the Collateral contemplated hereby and/or by the Security Documents or any part thereof, as from time constituted, so far as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. Subject to the Applicable Collateral Limitations, the Company shall, and shall cause the Subsidiaries of the Company to, take any and all actions and make all filings (including, without limitation, the filing of UCC financing statements, continuation statements and amendments thereto (or analogous procedures under the applicable laws in the relevant jurisdiction)) required to cause the Security Documents to create and maintain, as security for the Notes Obligations of the Company and the Guarantors to the Notes Secured Parties, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of this Indenture and the Security Documents), in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties subject to no Liens other than Permitted Liens).

(b) Notwithstanding any provision hereof to the contrary, the provisions of this Article 12 are qualified in their entirety by the Applicable Collateral Limitations and neither the Company nor any Guarantor shall be required pursuant to this Indenture or any Security Document to take any action limited by the Applicable Collateral Limitations.

SECTION 12.02 Release of Collateral. The Liens securing the Notes will be automatically released, all without delivery of any instrument or performance of any act by any party, at any time and from time to time as provided by this Section 12.02. Upon such release, all rights in the released Collateral securing Notes Obligations shall revert to the Company and the Guarantors, as applicable. The Collateral shall be automatically released from the Lien and security interest created by the Security Documents and the Trustee and the Notes Collateral Agent (subject to its receipt of an Officers’ Certificate and Opinion of Counsel as provided below) shall execute documents evidencing such release, at the Company’s sole cost and expense, under one or more of the following circumstances:

(i) with respect to Liens granted by any Guarantor, in whole upon the release of such Guarantor’s Guarantee in accordance with the terms of this Indenture;

(ii) in whole upon:

(A) payment in full of principal of and accrued and unpaid interest and premium, if any, on, the Notes issued under this Indenture and all other Notes Obligations payable at such time,

(B) satisfaction and discharge of this Indenture with respect to the Notes as set forth under Section 8.01; or

(C) a Legal Defeasance or Covenant Defeasance of this Indenture with respect to the Notes as set forth under Section 8.02;

(iii) in whole or in part, with the consent of the requisite Holders in accordance with Article 9 of this Indenture, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes;

(iv) in part, as to any asset:

(A) constituting Collateral that is sold, transferred or otherwise disposed of by the Company or any Guarantors to any Person that is not the Company or a Guarantor in a transaction not prohibited by this Indenture (to the extent of the interest sold, transferred or disposed of),

(B) constituting Shared Collateral, in accordance with the First Lien Intercreditor Agreement,

(C) that is or becomes an Excluded Asset;

(D) as expressly provided for by the terms of, this Indenture, the First Lien Intercreditor Agreement or any other Security Document or

(E) with respect to any asset, at the time such asset does not and is not required to secure any First Lien Obligations;

provided that, in the case of clause (iv)(B), the proceeds of such Shared Collateral shall be applied in accordance with the First Lien Intercreditor Agreement.

(b) With respect to any release of Collateral, upon receipt of an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture and the Security Documents, as applicable, to such release have been met and that it is permitted for the Trustee and/or a Notes Collateral Agent to execute and deliver the documents requested by the Company in connection with such release, and any necessary or proper instruments of termination, satisfaction, discharge or release prepared by the Company, the Trustee and/or Notes Collateral Agent shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases (whether electronically or in writing) to evidence, and shall do or cause to be done all other acts reasonably necessary to effect or evidence, as applicable, in each case as soon as reasonably practicable, the release and discharge of any

Collateral permitted to be released pursuant to this Indenture or the Security Documents. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document to the contrary, but without limiting any automatic release provided hereunder or under any Security Document, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

SECTION 12.03 Suits to Protect the Collateral. Subject to the provisions of Article 7 hereof and the Security Documents, the Trustee, at the direction of a majority of the Holders, on behalf of the Holders, following the occurrence of an Event of Default that is continuing, may or may instruct the Notes Collateral Agent in writing to take all actions it reasonably determines are necessary in order to:

(i) enforce any of the terms of the Security Documents; and

(ii) collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents, the Trustee and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 12.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

SECTION 12.04 Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the First Lien Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 12.05 Purchaser Protected. In no event shall any purchaser or other transferee in good faith of any property or asset purported to be released hereunder be bound to ascertain the authority of a Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property, asset or rights permitted by this Article 12 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

SECTION 12.06 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property or asset may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 12; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 12.07 Notes Collateral Agent.

(a) The Company and each of the Holders by acceptance of the Notes, and each beneficial owner of an interest in a Note, hereby designate and appoint the Notes Collateral Agent as its agent under this Indenture, the Security Documents and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture and the Security Documents, and consents and agrees to the terms of each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms or the terms of this Indenture. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 12.07. The provisions of this Section 12.07 are solely for the benefit of the Notes Collateral Agent and none of the Holders nor any of the Obligors shall have any rights as a third-party beneficiary of any of the provisions contained herein. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this Indenture and/or the applicable Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the the Notes, Guarantees or Security Documents to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Obligor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Notes Collateral Agent may perform any of its duties under this Indenture or the Security Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(c) Neither the Notes Collateral Agent nor any of its Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its gross negligence or willful misconduct) or under or in connection with any Security Document or the transactions contemplated thereby (except for its gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Obligor or Affiliate of any Obligor, or any Officer or Related Person thereof, contained in this Indenture, the Notes, the Guarantees or the Security Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture or the Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Security Documents, or for any failure of any Obligor or any other party to this Indenture or the Security Documents to perform its obligations hereunder or thereunder. Neither the Notes Collateral Agent nor any of its Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Security Documents or to inspect the properties, books, or records of any Obligor or any Obligor’s Affiliates.

(d) The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, (in each case in the absence of gross negligence or willful misconduct) upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Obligor), independent accountants and/or other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. Unless otherwise expressly required hereunder or pursuant to any Security Document, the Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or the Security Documents, and shall incur no liability by reason of such failure or refusal to take action, unless it shall first receive such written advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability, fees and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected from claims by any Holders in acting, or in refraining from acting, under this Indenture or the Security Documents in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e) The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 12.07).

(f) The Notes Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Notes Collateral Agent or 25% of Holders in aggregate principal amount of Notes may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor at the sole expense of the Company. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as a Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, such Notes Collateral Agent shall be fully and immediately discharged of all responsibilities under this Indenture and the Security Documents to which it is party, provided that the provisions of this Section 12.07 (and Section 7.07) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was a Notes Collateral Agent under this Indenture.

(g) [Reserved].

(h) The Notes Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the First Lien Intercreditor Agreement, (iii) make the representations of the Holders set forth in the Security Documents, (iv) bind the Holders on the terms as set forth in the Security Documents and (v) perform and observe its obligations under the Security Documents. Any execution of a Security Document by the Notes Collateral Agent shall be at the direction and expense of the Company, upon delivery to the Notes Collateral Agent of an Officers’ Certificate and an Opinion of Counsel stating that the execution is authorized or permitted pursuant to this Indenture and applicable Security Documents.

(i) If applicable, the Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent.

(j) The Notes Collateral Agent shall not have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company or any Obligor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or such Obligor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture or any Security Document other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Notes Collateral Agent shall not have any other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(k) If the Company or any Guarantor (i) incurs any obligations in respect of First Lien Obligations at any time when no First Lien Intercreditor Agreement is in effect or at any time when Indebtedness constituting First Lien Obligations entitled to the benefit of an existing First Priority Intercreditor Agreement is concurrently retired, or incurs any other obligations permitted hereunder and required to be subject to an intercreditor agreement, and (ii) delivers to the Notes Collateral Agent an Officers’ Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the First Lien Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Lien Obligations so incurred, or on reasonable and customary terms with respect to any other such intercreditor agreement, the Notes Collateral Agent and the Trustee (as applicable) shall (and are hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including fees (including legal fees) and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(l) No provision of this Indenture or any Security Document shall require the Notes Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers unless it shall have first received reasonable indemnity against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto, or if it shall have reasonable grounds for believing that repayment of such funds or reasonable indemnity against such risk of liability is not reasonably assured to it. The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the First Lien Intercreditor Agreement and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Company (and money held in trust by the Notes Collateral Agent shall (a) be held uninvested without liability for interest, unless otherwise agreed in writing, (b) be held in a non-interest bearing trust account and (c) not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

(m) The Notes Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of any securities clearing system.;

(n) The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Obligor under this Indenture and the Security Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Notes, the Guarantees or the Security Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the First Lien Intercreditor Agreement and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture and the Security Documents. The Notes Collateral Agent shall not have any obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Term Loan Credit Facility or the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture or any Security Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Security Documents unless expressly set forth hereunder or thereunder. Without limiting its obligations as expressly set forth herein, the Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Notes, the Guarantees or the Security Documents.

(o) The parties hereto and the Holders hereby agree and acknowledge that the Notes Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Security Documents, the Notes Collateral Agent may, but shall in no event be required to, hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. However, if the Notes Collateral Agent is required to acquire title to an asset pursuant to this Indenture which in the Notes Collateral Agent’s reasonable discretion may cause the Notes Collateral Agent to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et. seq., or otherwise cause the Notes Collateral Agent to incur liability under CERCLA or any equivalent federal, state or local law, the Notes Collateral Agent reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or arrange for the transfer of the title or control of the asset to a court appointed receiver.

(p) Subject to the provisions of the applicable Security Documents, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the First Lien Intercreditor Agreement and the other Security Documents to which it is a party and all agreements, documents and instruments incidental thereto (including any releases permitted hereunder), and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall not be required to exercise discretion under this Indenture or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable, except as otherwise expressly provided for herein or in any Security Document. For purposes of clarity, phrases such as “satisfactory to the Notes Collateral Agent”, “approved by the Notes Collateral Agent”, “acceptable to the Notes Collateral Agent”, “in the Notes Collateral Agent’s discretion”, “selected by the Notes Collateral Agent”, “requested by the Notes Collateral Agent” and phrases of similar import authorize and permit the Notes Collateral Agent to approve, disapprove, determine, act or decline to act in its discretion.

(q) After the occurrence of an Event of Default (at the direction of a majority of Holders), the Trustee (acting at the written direction of the Holders) may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture or the Security Documents.

(r) The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents and to the extent not prohibited under the First Lien Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 hereof and the other provisions of this Indenture.

(s) Subject to the terms of the Security Documents, in each case that the Notes Collateral Agent may or is required hereunder or under the Notes, the Guarantees or the Security Documents to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under the Notes, the Guarantees or the Security Documents, the Notes Collateral Agent may seek written direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. Subject to the terms of the Security Documents, if the Notes Collateral Agent shall request direction from the Trustee (acting at the written direction of the Holders) or the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Trustee (acting at the written direction of the Holders) or the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(t) Notwithstanding anything to the contrary in this Indenture, the Notes, the Guarantees or the Security Documents, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the preparation, recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Notes, the Guarantees or the Security Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments (or analogous procedures under the applicable laws in the relevant jurisdiction)), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(u) The Company shall pay compensation to, reimburse expenses of and indemnify the Notes Collateral Agent in accordance with Section 7.07. Accordingly, the references to the “Trustee” in Section 7.07 shall be deemed to include the reference to the Notes Collateral Agent.

(v) Anything in this Indenture or any Security Document notwithstanding, in no event shall the Notes Collateral Agent be responsible or liable for special, indirect, incidental, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Notes Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

By:	/s/ Stuart A. Rothstein
Name: Stuart A. Rothstein
Title: President and Chief Executive Officer

ACREFI OPERATING, LLC

By: Apollo Commercial Real Estate Finance, Inc., its sole member

By:	/s/ Stuart A. Rothstein
Name: Stuart A. Rothstein
Title: President and Chief Executive Officer

ARM OPERATING, LLC

By: Apollo Commercial Real Estate Finance, Inc., its sole managing member

By:	/s/ Stuart A. Rothstein
Name: Stuart A. Rothstein
Title: President and Chief Executive Officer

ACREFI MORTGAGE LENDING, LLC

By: ACREFI Operating, LLC, its sole managing member
By: Apollo Commercial Real Estate Finance, Inc., its sole member

By:	/s/ Stuart A. Rothstein
Name: Stuart A. Rothstein
Title: President and Chief Executive Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joel Odenbrett
Name: Joel Odenbrett
Title: AVP

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:	/s/ Joel Odenbrett
Name: Joel Odenbrett
Title: AVP

APPENDIX A

TRANSFER RESTRICTIONS

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions

Terms used in this Appendix A which are defined in the Indenture dated as of June 29, 2021 between Apollo Commercial Real Estate Finance, Inc. and Wells Fargo Bank, National Association, as Trustee and Notes Collateral Agent (as amended or supplemented from time to time, the “Indenture”), to which Indenture this Appendix A is attached and of which this Appendix A forms a part, shall have the respective meanings set forth in the Indenture. In addition, for the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Certificated Note” means a certificated Initial Note or Additional Note (bearing a Restricted Notes Legend unless such Legend has been removed in accordance with the provisions of this Appendix A) that is registered in the name of a Holder other than the Depositary or its nominee and that does not bear the Global Note Legend.

“Clearstream” means Clearstream Banking, société anonyme, or any successor.

“Distribution Compliance Period” means, with respect to any Regulation S Note, the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S, and (b) the date of original issuance of such Note or any predecessor Note.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of Euroclear systems, or any successor.

“Note Custodian” means the custodian with respect to a Global Note, which shall initially be the Trustee, or any successor thereto.

“Purchase Agreement” means the Purchase Agreement dated June 15, 2021 between the Company and the Initial Purchasers relating to the Initial Notes.

“Registered Additional Notes” means Additional Notes that were originally issued and sold pursuant to an effective registration statement under the Securities Act permitting such Additional Notes to be publicly offered and sold.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Global Note” means any Global Note that bears or is required to bear a Restricted Notes Legend.

“Restricted Notes Legend” means the Rule 144A Legend, the Regulation S Legend or the Certificated Note Restricted Legend, as applicable.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Transfer Restricted Notes” means any Notes that bear or are required to bear a Restricted Notes Legend.

“Unrestricted Global Note” means any Global Note that does not bear or is not required to bear a Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

Section 1.2 Other Definitions

Term	Defined in Section:
“Certificated Note Restricted Legend”	2.2	(d)(iv)
“Global Note Legend”	2.2	(d)(i)
“Regulation S Global Note”	2.1	(b)
“Regulation S Notes”	2.1	(a)
“Regulation S Legend”	2.2	(d)(iii)
“Rule 144A Global Note”	2.1	(b)
“Rule 144A Legend”	2.2d	)(ii)
“Rule 144A Notes”	2.1	(a)
“Schedule”	2.1	(b)
“U.S. Resale Restriction Termination Date”	2.2	(a)

ARTICLE 2

THE NOTES

Section 2.1 Forms of Notes

(a) Offering and Sale of Initial Notes and Additional Notes. The Initial Notes will be offered and sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement. The Company may offer and sell Additional Notes from time to time, including, without limitation, offers and sales pursuant to one or more purchase agreements or underwriting agreements between the Company and one or more initial purchasers or underwriters. The Initial Notes will be resold, and Additional Notes (other than Registered Additional Notes) may be resold, initially only (i) to QIBs in reliance on Rule 144A (Notes so resold in reliance on Rule 144A, the “Rule 144A Notes”) and (ii) to Persons other than U.S. persons in reliance on Regulation S (Notes so resold in reliance on Regulation S, the “Regulation S Notes”). Initial Notes or any such Additional Notes (other than Registered Additional Notes) may thereafter be transferred only to, among others, QIBs in reliance on Rule 144A and non-U.S. persons in reliance on Regulation S, subject to the restrictions on transfer set forth herein and the other applicable requirements of the Indenture.

(b) Global Notes. Unless otherwise provided in an Officers’ Certificate delivered to the Trustee, the Initial Notes and Additional Notes that are initially resold pursuant to Rule 144A shall be issued initially in the form of one or more Global Notes (each a “Rule 144A Global Note”), and Initial Notes and Additional Notes that are initially resold pursuant to Regulation S shall be issued initially in the form of one or more Global Notes (each a “Regulation S Global Note”), in each case bearing the Global Notes Legend and the applicable Restricted Notes Legend. Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Increases or Decreases in Global Note” (or a

similar schedule) attached thereto (the “Schedule”). The aggregate principal amount of outstanding Notes represented by a Global Note may be increased or decreased, as applicable, from time to time to reflect transfers, exchanges, redemptions, repurchases and cancellation of Notes represented thereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Note Custodian, at the direction of the Registrar, in accordance with Section 2.2 of this Appendix A and any applicable provisions of the Indenture.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

Prior to the expiration of the Distribution Compliance Period with respect to a Regulation S Global Note, beneficial interests in such Regulation S Global Note may be held only through Clearstream and Euroclear, as Participants in the Depositary, provided, that if DTC is not the Depositary for such Regulation S Global Note during such Distribution Compliance Period, beneficial interests in such Regulation S Global Note shall be held in accordance with the customary procedures of whomsoever shall be the Depositary. After the expiration of the Distribution Compliance Period with respect to a Regulation S Global Note, holders of beneficial interests in such Regulation S Global Note may also hold interests in such Regulation S Global Note through Participants in the Depositary other than Clearstream and Euroclear, provided, that if DTC is not the Depositary for such Regulation S Global Note after such Distribution Compliance Period, beneficial interests in the Regulation S Global Note shall be held in accordance with the customary procedures of whomsoever shall be the Depositary.

(d) Certificated Notes. Except as provided in Section 2.15 of the Indenture, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes in exchange for their interests in such Global Notes.

Section 2.2 Transfer and Exchange.

(a) Transfer Restrictions. So long as they are Transfer Restricted Notes, the Initial Notes and any Additional Notes (other than Registered Additional Notes) may not be offered, sold or disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the securities laws of any other applicable jurisdiction.

Neither a Rule 144A Note nor any interest or participation therein may be offered, sold, assigned, transferred, pledged or otherwise disposed of at any time prior to (x) the date which is six months (assuming the Company satisfies the current public reporting requirements of Rule 144) or one year (if the Company does not) after the later of the date of original issue of such Rule 144A Note (or any predecessor thereto) and the last date on which the Company or any “affiliate” (as defined in Rule 144) of the Company was the owner of such Rule 144A Note (or any predecessor thereto) or any interest or participation in such Rule 144A Note or (y) such later date, if any, as may be required by any subsequent change in applicable law (the “U.S. Resale Restriction Termination Date”), except (a) to the Company or any of its Subsidiaries, (b) pursuant to a registration statement which is effective under the Securities Act, (c) for so long as such Rule 144A Note is eligible for resale pursuant to Rule 144A, to a Person the transferor reasonably believes is a QIB acquiring such Rule 144A Note or such interest or participation for its own account or for the account of another QIB to whom notice is given that the transfer is being made in reliance on Rule 144A in a transaction meeting the requirements of Rule 144A, (d) to a non-U.S. person in an offshore transaction within the meaning of, and in compliance with, Regulation S or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject to, in each of the foregoing cases, any requirement of law that the disposition of such Rule 144A Note or such interest or participation be at all times within the transferor’s control, and to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture (including this Appendix A).

Until the expiration of the Distribution Compliance Period with respect to a Regulation S Note, such Regulation S Note or any interest or participation therein (i) may not be offered, sold, assigned, transferred, pledged or otherwise disposed within the United States (within the meaning of Regulation S) or to, or for the account or benefit of, a U.S. person, except to a Person that the transferor reasonably believes to be a QIB acquiring such Regulation S Note or such interest or participation for its own account or for the account of another QIB to whom notice is given that the transfer is being made in reliance on Rule 144A in a transaction meeting the requirements of Rule 144A and (ii) except as provided in clause (i) above, may not be offered, sold, assigned, transferred, pledged or disposed of except to a non-U.S. person in an offshore transaction within the meaning of, and in compliance with, Regulation S, and in each case such offer, sale, assignment, transfer, pledge or disposition must comply with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture (including this Appendix A). In addition, during such Distribution Compliance Period, beneficial interests in a Regulation S Global Note may only be held through Euroclear or Clearstream or their respective direct or indirect participants.

The remaining provisions of this Section 2.2 are intended to implement the forgoing restrictions. To the extent that any transfer or exchange of Transfer Restricted Notes (including, without limitation, beneficial interests in Restricted Global Notes) is not covered by a specific procedure in the remaining provisions of this Section 2.2, the Company may implement such procedures and impose such conditions to such exchange or transfer (including, without limitation, the delivery of certificates, legal opinions and other documents) as the Company in its sole discretion may deem necessary or appropriate to implement the foregoing restrictions.

(b) Transfer and Exchange of Certificated Notes. If Certificated Notes are issued in exchange for beneficial interests in Global Notes pursuant to Section 2.15(b) of the Indenture, such Certificated Notes will be registered in the names, and issued in any authorized denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and, if any such Global Notes are Transfer Restricted Notes, the Certificated Notes issued in exchange for interests therein will bear the Certificated Note Restricted Legend and either the Rule 144A Legend or the Regulation S Legend, as applicable, unless otherwise determined by the Company. If Certificated Notes are issued in exchange for beneficial interests in Global Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable Global Note in an amount equal to the principal amount of the interests being exchanged for Certificated Notes and the Registrar shall instruct the Note Custodian to decrease or reflect on its records a decrease in the principal amount of such Global Note (and to record such decrease by endorsement on the Schedule attached to such Global Note) in a principal amount equal to the principal amount of such interests being exchanged. If Certificated Notes are issued in exchange for beneficial interests in a Restricted Global Note, then, unless the Company shall otherwise advise the Trustee and the Registrar in writing, such interests may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.2 (including the certification and other requirements set forth in this Section 2.2 intended to ensure that such exchanges comply with Rule 144A, Regulation S or another applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

When Certificated Notes are presented to the Registrar or a co-Registrar with a request:

(x) to register the transfer of such Certificated Notes; or

(y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met and if the requirements for such registration of transfer or exchange set forth in this Appendix A and Section 2.07 of the Indenture shall have been satisfied; provided, however, that if a Certificated Note surrendered for transfer or exchange bears a Restricted Notes Legend, the Registrar or co-Registrar shall not register the transfer or exchange of such Certificated Note (including any such transfer or exchange to the Company or a Subsidiary of the Company) unless (A) such transferor shall have delivered to the Registrar or co-Registrar a certificate to the effect set forth in Exhibit F to the Indenture, appropriately completed and signed by such transferor, (B) in the case of any transfer or exchange pursuant to any transaction that is exempt from registration under the Securities Act (other than a transfer to the Company or one of its Subsidiaries or a transaction pursuant to Rule 144A or Regulation S), such transferor shall have also delivered to the Registrar or co-Registrar (i) if such transfer or exchange is being made pursuant to Rule 144, a legal opinion addressed to the Company and the Registrar or co-Registrar, in form and substance satisfactory to the Company, to the effect that such transfer or exchange is being made in reliance on Rule 144, that the Holder may transfer such Certificated Note without registration under the Securities Act pursuant to Rule 144 and that, accordingly, the Restricted Note Legend on such Certificated Note may be removed or (ii) if such transfer or exchange is not being made pursuant to Rule 144, a legal opinion addressed to the Company and the Registrar or co-Registrar, in form and substance satisfactory to the Company, to the effect that such transfer or exchange may be effected without registration under the Securities Act and (C) such transferor shall have also delivered to the Company and the Registrar or co-Registrar, as the case may be, any additional certifications, legal opinions and other information as may be required by the Company to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and applicable state or other securities laws. In the case of any such proposed transfer or exchange that requires the delivery of a legal opinion as provided for above, the Registrar or co-Registrar shall notify the Company of such proposed transfer or exchange in order to provide the Company with an opportunity to review such legal opinion and request such additional certifications, legal opinions and other information the Company may require. The transferor shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depositary, in accordance with the Indenture (including this Appendix A) and the procedures of the Depositary and, if applicable, Clearstream and Euroclear. In the case of any exchange of a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note, and any transfer of a beneficial interest in a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, in each case being made prior to expiration of the Distribution Compliance Period with respect to such Regulation S Global Note, the beneficial interests in such Regulation S Global Note must be held through an account with a participant in either Euroclear or Clearstream, or both, as the case may be.

(ii) Subject to compliance with the other applicable requirements of this Section 2.2(c), if the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, (A) the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred; and (B) the Registrar shall instruct the Note Custodian to increase or reflect on its records an increase in the principal amount of the Global Note to which such interest is being transferred (and to record such increase by endorsement on the Schedule attached to such Global Note) in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall instruct the Note Custodian, concurrently with such increase, to decrease or reflect on its records a decrease in the principal amount of the Global Note from which such interest is being transferred by a corresponding amount (and to record such decrease by endorsement on the Schedule attached to such Global Note).

(iii) If the proposed transfer is an exchange of a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note or the transfer of a beneficial interest in a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, the transferor of such beneficial interest shall deliver to the Registrar prior to any such exchange or transfer (A) a certificate substantially in the form of Exhibit C to the Indenture if such exchange or transfer is to occur prior to the expiration of the Distribution Compliance Period with respect to such Regulation S Global Note or (B) a certificate substantially in the form of Exhibit D to the Indenture if such exchange or transfer is to occur after the expiration of such Distribution Compliance Period, in each case appropriately completed and signed by the transferor.

(iv) If the proposed transfer is an exchange of a beneficial interest in a Regulation S Global Note for a beneficial interest in a Rule 144A Global Note or the transfer of a beneficial interest in a Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note and such exchange or transfer is to occur prior to the expiration of the Distribution Compliance Period with respect to such Regulation S Global Note, the transferor of such beneficial interest shall deliver to the Registrar prior to any such exchange or transfer a certificate substantially in the form of Exhibit E to the Indenture, appropriately completed and signed by such transferor.

(v) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such original Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest.

Notwithstanding any other provisions of this Appendix A, a Global Note may not be transferred except as provided in the first sentence of Section 2.15(b) of the Indenture.

(d) Legend.

(i) Each Global Note shall bear the following or a similar legend (or, if DTC is not the Depositary for such Global Note, any other legend that may be required by whosoever shall be the Depositary) (the “Global Notes Legend”) on the face thereof:

“UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY

AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

“UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM UNDER THE LIMITED CIRCUMSTANCES PERMITTED BY THE INDENTURE REFERRED TO BELOW, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.”

(ii) Each Rule 144A Global Note and any Certificated Notes issued in exchange for interests in a Rule 144A Global Note shall bear the following legend or a legend to substantially the following effect (the “Rule 144A Legend”) on the face thereof unless such legend is removed in accordance with the Indenture (including, without limitation, this Appendix A):

“THIS NOTE (INCLUDING ANY RELATED GUARANTEES) HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION. BY ITS ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT AND ANY INVESTOR ACCOUNT FOR WHICH IT IS ACQUIRING THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) (A “QUALIFIED INSTITUTIONAL BUYER”)) TO WHOM NOTICE HAS BEEN GIVEN THAT SUCH TRANSFER IS BEING MADE PURSUANT TO RULE 144A, (2) AGREES TO OFFER, SELL, ASSIGN, TRANSFER, PLEDGE OR OTHERWISE DISPOSE OF THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO (X) THE DATE WHICH IS SIX MONTHS (ASSUMING THE COMPANY (AS DEFINED BELOW) SATISFIES THE CURRENT PUBLIC REPORTING REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT) OR ONE YEAR (IF THE COMPANY DOES NOT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE (OR ANY PREDECESSOR HERETO) AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR SUCH INTEREST OR PARTICIPATION AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO THE COMPANY OR ANY OF THE COMPANY’S SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING THIS NOTE OR SUCH INTEREST OR PARTICIPATION FOR ITS

OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO, IN EACH OF THE FOREGOING CASES, ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS NOTE OR SUCH INTEREST OR PARTICIPATION BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND TO COMPLIANCE WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE REFERRED TO BELOW, INCLUDING THE DELIVERY OF ANY CERTIFICATE, OPINION OF COUNSEL OR OTHER INFORMATION THAT MAY BE REQUIRED BY THE INDENTURE OR THE COMPANY. THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE COMPANY TO THE TRUSTEE.”

(iii) Each Regulation S Global Note and any Certificated Note issued in exchange for interests in a Regulation S Global Note during the applicable Distribution Compliance Period shall bear the following legend or a legend to substantially the following effect (the “Regulation S Legend”) on the face thereof unless such legend is removed in accordance with the Indenture (including, without limitation, this Appendix A):

“THIS NOTE (INCLUDING ANY RELATED GUARANTEES) HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION. PRIOR TO THE EXPIRATION OF THE 40-DAY “DISTRIBUTION COMPLIANCE PERIOD” (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT), THIS NOTE (INCLUDING ANY RELATED GUARANTEES) OR ANY INTEREST OR PARTICIPATION HEREIN (1) MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES (WITHIN THE MEANING OF REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (WITHIN THE MEANING OF REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) ACQUIRING THIS NOTE OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER SUCH QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON SUCH RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT AND (2) EXCEPT AS PROVIDED IN CLAUSE (1) ABOVE, MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR DISPOSED OF EXCEPT TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF, AND IN COMPLIANCE

WITH, REGULATION S, AND IN EACH CASE SUCH OFFER, SALE, ASSIGNMENT, TRANSFER, PLEDGE OR DISPOSITION MUST COMPLY WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE REFERRED TO BELOW, INCLUDING THE DELIVERY OF ANY CERTIFICATE, OPINION OF COUNSEL OR OTHER INFORMATION THAT MAY BE REQUIRED BY THE INDENTURE OR THE COMPANY. THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE COMPANY TO THE TRUSTEE.”

(iv) Except as permitted by this Section 2.2, in addition to bearing the applicable legend set forth in clause (ii) or (iii) above, each Certificated Note will bear the following legend or a legend to substantially the following effect (the “Certificated Note Restricted Legend”) on the face thereof unless such legend is removed in accordance with the Indenture (including, without limitation, this Appendix A):

“IN CONNECTION WITH ANY TRANSFER OR EXCHANGE OF THIS NOTE, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATIONS, LEGAL OPINIONS AND OTHER INFORMATION AS THE INDENTURE REFERRED TO BELOW OR THE COMPANY MAY REQUIRE TO CONFIRM THAT THE TRANSFER OR EXCHANGE COMPLIES WITH THE SECURITIES ACT AND APPLICABLE STATE OR OTHER SECURITIES LAWS.”

(v) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Restricted Global Note) pursuant to Rule 144 under the Securities Act:

(A) in the case of any Transfer Restricted Note that is a Certificated Note, the Registrar shall permit the Holder thereof to transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a Certificated Note that does not bear a Restricted Notes Legend; and

(B) in the case of any Transfer Restricted Note that is represented by a Restricted Global Note, the Registrar shall permit the owner of a beneficial interest therein to transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, in either case, if the Holder of such Note or the owner of such beneficial interest, as the case may be, complies with the requirements of the second paragraph of Section 2.2(b) of this Appendix A (assuming for that purpose, in the case of the transfer of a beneficial interest in a Restricted Global Note, that such Restricted Global Note were a Certificated Note that bears a Restricted Notes Legend and that such second paragraph applies to a transfer of such beneficial interest, mutatis mutandis), including, without limitation, the delivery of a legal opinion to the effect specified in such paragraph for a transfer pursuant to Rule 144 and a certificate to the effect set forth in Exhibit F to the Indenture, appropriately completed and signed by the transferor.

(vi) Registered Additional Notes shall not be required to bear a Restricted Notes Legend.

(e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes or transferred in exchange for interests in an Unrestricted Global Note, or all of the outstanding Notes shall have been redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation as provided in Section 2.12 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, transferred in exchange for an interest in another Global

Note or redeemed, repurchased or canceled or if a beneficial interest in another Global Note is transferred in exchange for an interest in such Global Note or if Additional Notes are issued and are to be evidenced by such Global Note, then in each case, the Registrar shall cause the aggregate principal amount of the applicable Global Note or Global Notes to be reduced or increased, as applicable, and shall instruct the Note Custodian to decrease or increase, or reflect on its records a decrease or increase, as the case may be, in the principal amount of such Global Note or Global Notes (and to record such decrease or increase, as the case may be, by endorsement on the Schedule attached to each such Global Note in the applicable principal amount).

EXHIBIT A

[FORM OF FACE OF NOTE]

[If Global Note, insert Global Note Legend from Appendix A]

[If Certificated Note, insert Certificated Note Legend from Appendix A]1

[If Rule 144A Note, insert Rule 144A Legend from Appendix A]2

[If Regulation S Note, insert Regulation S Legend from Appendix A]3

[1]	Not required for Notes that do not bear and are not required to bear a Restricted Notes Legend.
[2]	Not required for Notes that do not bear and are not required to bear a Restricted Notes Legend.
[3]	Not required for Notes that do not bear and are not required to bear a Restricted Notes Legend.

No.:

Apollo Commercial Real Estate Finance, Inc.

4.625% Senior Secured Note due 2029

CUSIP No.:                 [•]4

ISIN No.:                    [•]5

Apollo Commercial Real Estate Finance, Inc., a Maryland corporation, promises to pay to [                ], or registered assigns, the principal sum [of [                ] Dollars]6 [set forth on the Schedule of Increases or Decreases in Global Note attached hereto (as the same may be revised from time to time)]7 on June 15, 2029.

Interest Payment Dates: June 15 and December 15, commencing December 15, 2021.

Record Dates: June 1 and December 1.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[4]	Rule 144A Note CUSIP: 03762U AD7 Regulation S Note CUSIP: U0044U AA6
[5]	Rule 144A Note ISIN: US03762UAD72 Regulation S Note ISIN: USU0044UAA61
[6]	Insert for Certificated Notes.
[7]	Insert for Global Notes. If the Note is to be issued in global form, also include the attachment hereto captioned “SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized Officers.

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 4.625% Senior Secured Notes due 2029 described in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

4.625% Senior Secured Note due 2029

Section 1. Interest

Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (the “Company,” which term includes its successors under the Indenture referred to below), promises to pay interest on the principal amount of this Note at a rate of 4.625% per annum until June 15, 2029 or such earlier date on which the principal of this Note shall have been paid or duly provided for. The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year (each an “Interest Payment Date”) or, if any such day is not a Business Day, on the next succeeding Business Day, commencing December 15, 2021. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including June 29, 2021; provided that if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest on this Note shall accrue from such next succeeding Interest Payment Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2. Method of Payment

Interest on the Notes payable on any Interest Payment Date will be paid to the Persons who are the Holders of record of the Notes at the close of business on the Record Date (whether or not a Business Day) immediately preceding such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. Holders must surrender Notes to a Paying Agent to receive payments of principal and premium, if any. The Company will pay the principal of and premium, if any, and interest on the Notes in U.S. Legal Tender. The Company will pay the principal and premium, if any, on, and may pay interest on, any Certificated Notes at the office or agency maintained by the Company for such purpose in the United States of America, upon surrender of such Certificated Notes by the Holders thereof at such office or agency. Interest on any Certificated Notes may also be paid, at the Company’s option, by check mailed to the registered addresses of the Holders entitled thereto or by wire transfer to accounts in the United States of America specified by such Holders. The Company will pay the principal of and premium, if any, and interest on Global Notes registered in the name of the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as Holder of such Global Notes.

Section 3. Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may replace or change any Paying Agent, Registrar or co Registrar so long as there is a Paying Agent and Registrar in the United States of America, and may appoint additional Paying Agents and co-Registrars, in each case without notice to Holders. The Company or any of its Domestic Subsidiaries may act as Registrar, co Registrar or Paying Agent.

Section 4. Indenture

The Company issued the Notes under an Indenture dated as of June 29, 2021 (as amended or supplemented from time to time, the “Indenture”) between the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (together with its successors in such capacity, the “Trustee”) and notes collateral agent (together with its successors in such capacity, the “Notes Collateral Agent”). The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Terms defined in the Indenture and not defined in this Note have the meanings ascribed thereto in the Indenture.

Section 5. Optional Redemption

(a) At any time and from time to time prior to June 15, 2024, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes plus the relevant Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date).

“Applicable Premium” means, with respect to any Note on any Redemption Date for such Note, the greater of (A) 1.0% of the principal amount of such Note and (B) on any Redemption Date, the excess (to the extent positive) of:

(a) the present value at such Redemption Date of (i) the redemption price of such Note at June 15, 2024 (such redemption price (expressed in percentage of principal amount) being set forth under Section 5(b) below (excluding accrued but unpaid interest)), plus (ii) all required interest payments due on such Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest), computed upon the Redemption Date using a discount rate equal to the Treasury Rate at such Redemption Date plus 50 basis points; over

(b) the outstanding principal amount of such Note;

in each case, as calculated by the Company. The Trustee shall have no duty to calculate or verify the Company’s calculation of the Applicable Premium.

“Treasury Rate” means, as of the applicable Redemption Date, as determined by the Company, the average yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (based on data compiled and published in the most recent Federal Reserve Statistical Release H.15 for the most recently ended week for which such information has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to June 15, 2024; provided, however, that if the period from such Redemption Date to June 15, 2024 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

(b) At any time and from time to time on or after June 15, 2024, the Company may redeem the Notes, in whole or in part, at its option, upon not less than 15 nor more than 60 days’ prior notice at a redemption price equal to the percentage of the principal amount set forth below plus accrued and unpaid interest on the Notes redeemed, if any, to but not including the applicable Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date), if redeemed during the twelve-month period beginning on June 15 of the year indicated below:

Year	Percentage
2024	102.313%
2025	101.156%
2026 and thereafter	100.000%

(c) Prior to June 15, 2024, the Company will be entitled at its option on one or more occasions to redeem the Notes in an aggregate principal amount not to exceed 40 % of the aggregate principal amount of the Notes (including any Additional Notes) originally issued prior to the applicable Redemption Date at a redemption price (expressed as a percentage of the principal amount of the Notes to be redeemed) of 104.625%, plus accrued but unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date), with the Net Cash Proceeds from one or more Qualified Equity Offerings; provided, however, that:

(1) at least 60% of the aggregate principal amount of Notes (including any Additional Notes) originally issued prior to the applicable Redemption Date remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or any of its Affiliates); and

(2) each such redemption occurs within 180 days after the date of the closing of the related Qualified Equity Offering.

(d) Notwithstanding the foregoing provisions of this Section 5, in connection with any tender offer or Change of Control Offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Company, or any third party making an offer in lieu of the Company, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Company or such third party will have the right, upon not less than 15 days’ nor more than 60 days’ prior notice, given not more than 60 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the price offered to each other Holder of the Notes in such offer (which may be less than par) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(e) Any redemption of the Notes pursuant to this Section 5 may, in the Company’s sole discretion, be subject to one or more conditions precedent and, in such case, if any such condition is not satisfied as and when required or waived by the Company, the applicable Redemption Date may be delayed by the Company in its sole discretion and the Company in its sole discretion may cancel such redemption and rescind any notice of redemption, all as further provided in the Indenture.

Section 6. Sinking Fund

Except as described in Section 8 below, the Company is not required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the Notes. The Company may at any time and from time to time acquire Notes by means other than a redemption or a repurchase pursuant to Section 8 below, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Section 7. Selection of Notes for Redemption; Notice of Redemption

If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee pro rata or by lot; provided that, in the case of Notes represented by one or more Global Notes, interests in such Global Notes will be selected for redemption by the Depositary in accordance with its applicable procedures therefor.

Notes shall be redeemed in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any Note redeemed in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. Notice of any redemption will be given as provided in the Indenture at least 15 but not more than 60 days before the applicable Redemption Date to each Holder of Notes to be redeemed.

On and after a Redemption Date (or, if the Company has delayed such Redemption Date as provided in the Indenture, on and after the applicable delayed Redemption Date, as the case may be), interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with a Paying Agent (or, if the Company or a Domestic Subsidiary is the Paying Agent, the Company or such Domestic Subsidiary has segregated and holds in trust), on or before such Redemption Date (or delayed Redemption Date, as applicable), funds in an amount sufficient to pay the redemption price of the Notes or portions thereof called for redemption on such Redemption Date (or delayed Redemption Date, as applicable), other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation, and accrued and unpaid interest, if any, thereon to, but excluding, such Redemption Date (or delayed Redemption Date, as applicable) (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date (or delayed Redemption Date, as applicable)), and the only remaining right of the Holders of the Notes or portions thereof called for redemption will be to receive payment of the redemption price and such accrued and unpaid interest, if any, upon surrender of the Notes to be redeemed to the Paying Agent.

Section 8. Repurchase of Notes at the Option of Holders upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right (unless the Company has exercised its right to redeem all of the Notes then outstanding pursuant to Section 5 above by sending (or causing the Trustee to send) a notice of redemption as provided in Article 3 of the Indenture) to require that the Company purchase all or a portion of such Holder’s Notes pursuant to a Change of Control Offer at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the applicable Change of Control Payment Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to the Change of Control Payment Date).

Interest on Notes (or portions thereof) validly tendered and not withdrawn pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Payment Date (unless the Company shall default in the payment of the Change of Control Purchase Price of the Notes).

Section 9. Guarantees; Collateral

The Company’s obligations under the Notes are fully, unconditionally and irrevocably guaranteed, jointly and severally, on an unsubordinated basis and secured by Liens on the Collateral, in each case to the extent set forth in the Indenture and the Security Documents, by each of the Guarantors.

Section 10. Denominations; Transfer; Exchange

The Notes are issued in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged for an equal principal amount of Notes of other authorized denominations as requested by the Holder if the Registrar’s or co-Registrar’s requirements and the requirements under the Indenture (including, if applicable, Appendix A of the Indenture) for such transaction are met. The Company, the Registrar, any co-Registrar and the Trustee may also require a Holder to furnish endorsements and transfer documents as any of them may reasonably request in connection with the registration of transfer or exchange of Notes in addition to any documents that are required or may be required as provided in the Indenture (including, without limitation, Appendix A thereto), and the Company, the Registrar, any co-Registrar and the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar or any co-Registrar shall not be required to register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the mailing (or, if not mailed, other transmittal) of a notice of redemption of Notes and ending at the close of business on the day of such mailing (or other transmittal), (ii) selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Note being redeemed in part, (iii) between a Record Date and the next succeeding Interest Payment Date, or (iv) tendered for repurchase pursuant to a Change of Control Offer and not validly withdrawn.

Section 11. Persons Deemed Owners

Subject to the provisions of the Indenture and to the fullest extent permitted by applicable law, the Holder of a Note may be treated as the absolute owner thereof for all purposes.

Section 12. Unclaimed Money

Subject to any applicable abandoned property law, if money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company as a general creditor and not to the Trustee or Paying Agent for payment.

Section 13. Discharge, Legal Defeasance and Covenant Defeasance; Covenant Termination

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be. Subject to certain conditions, certain of the Company’s covenants and obligations under the Indenture may be permanently terminated. Upon any such termination, any Guarantees of the Notes, and the obligations of any Guarantors under the Indenture and their Guarantees, will also be terminated.

Section 14. Amendment, Waiver, Deemed Consents, Releases

The Indenture, the Notes, any Guarantees or any other guarantees thereof, or the Security Documents may be modified, amended or supplemented as provided in the Indenture, and compliance with any provision of the Indenture, the Notes or the Guarantees or any other guarantees thereof, or the Security Documents may be waived, as provided in the Indenture. Any modification, amendment, supplement or waiver shall be conclusive and binding on all present and future Holders of Notes, whether or not notation of such modification, amendment, supplement or waiver is made upon the Notes.

Section 15. Defaults and Remedies

If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy or insolvency relating to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on all of the outstanding Notes to be due and payable by notice in writing to the Company as provided in the Indenture. If an Event of Default resulting from certain events of bankruptcy or insolvency relating to the Company occurs and is continuing, then all principal of, and accrued and unpaid interest on, all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and cancel any such acceleration and its consequences on the terms and subject to the conditions provided in the Indenture, and an acceleration of the Notes may, under certain limited circumstances provided for in the Indenture, also be automatically rescinded and cancelled.

Section 16. Individual Rights of Trustee

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of the Indenture.

Section 17. No Recourse Against Others

A director, officer, employee, incorporator, stockholder, partner or member of, or owner of an equity interest in, the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note shall be deemed to have waived and released all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

Section 18. Successors

Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

Section 19. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

Section 20. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

Section 21. Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

Section 22. CUSIP and ISIN Numbers.

The Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices to Holders as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature(s):

Sign exactly as your name(s) appear(s) on the face of this Note.

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[                ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 (Change of Control Triggering Event) of the Indenture, check this box: ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 of the Indenture, state the principal amount of this Note you elect to have purchased (if no amount is specified below it means you are electing to have this Note purchased by the Company in its entirety):

$ *

Date:	Your Signature(s):

Sign exactly as your name(s) appear(s) on the face of this Note.

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

*Must be $2,000 or an integral multiple of $1,000 in excess thereof; provided that the unpurchased portion of a Note must be a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of among [GUARANTOR] (the “New Guarantor”), a subsidiary of Apollo Commercial Real Estate Finance, Inc. [or name of its successor], a Maryland corporation (the “Company”), the Guarantors (the “Existing Guarantors”) under the Indenture referred to below as of the date hereto,] and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H :

WHEREAS the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of June 29, 2021 (as amended or supplemented from time to time, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 4.625% Senior Secured Notes due 2029 (the “Notes”);

WHEREAS Section 4.10 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee the payment of the Notes on the terms and conditions set forth in the Indenture; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee[, the Existing Guarantors] and the Company are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company[, the Existing Guarantors] and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Agreement to Guarantee. The New Guarantor hereby agrees to be a Guarantor under the Indenture and, jointly and severally with all other Guarantors (if any), to unconditionally guarantee the due and punctual payment of the Guarantee Obligations (as defined in the Indenture) on the terms and subject to the conditions and limitations set forth in Article 10 of the Indenture and to be bound by (and the New Guarantor shall be entitled to the benefits of) all other provisions of the Indenture applicable to a Guarantor, including, without limitation, provisions of the Indenture providing for the release and termination of the New Guarantor’s obligations under its Guarantee of the Notes and the Indenture.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and shall not be responsible for the recitals contained herein, all which recitals are made solely by the other parties hereto.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

6. Effect of Headings. The Section headings herein are for convenience only, are not intended to be considered a part hereof, shall not modify or restrict any of the terms or provisions hereof and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

By:
Name:
Title:

[NEW GUARANTOR]

By:
Name:
Title:

[NAMES OF EXISTING GUARANTORS]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name:
Title:

EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

Wells Fargo Bank, National Association

Attn: DAPS Reorg

MAC N9300-070

600 South 4th Street, 7th Floor

Minneapolis, MN 55415

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re:	Apollo Commercial Real Estate Finance, Inc.
$[ ] 4.625% Senior Secured Notes due 2029 (the “Notes”)

Reference is hereby made to the Indenture dated as of June 29, 2021 between Apollo Commercial Real Estate Finance, Inc. (the “Company”), the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”) (as amended or supplemented from time to time, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[                ] aggregate principal amount of Notes represented by a beneficial interest in a Rule 144A Global Note (CUSIP No. 03762U AD7 / ISIN No. US03762UAD72) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Regulation S Global Note (CUSIP No. U0044U AA6 / ISIN No. USU0044UAA61) to be held by [Euroclear] [Clearstream] through DTC.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor hereby represents, covenants or agrees as follows:

(1) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S);

(2) either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (i) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (ii) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S;

C-1

(3) no directed selling efforts (as defined in Regulation S) have been or will be made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable;

(4) if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Notes covered by this Certificate, then the requirements of Rule 904(b)(1) of Regulation S have been satisfied;

(5) the transfer or exchange, as applicable, is not being made to a U.S. Person or for the account or benefit of a U.S. Person;

(6) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(7) upon completion of the transfer or exchange, as applicable, the beneficial interest being exchanged or transferred as described above will be held with DTC through Euroclear or Clearstream or both.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE FOR THE TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

Wells Fargo Bank, National Association

Attn: DAPS Reorg

MAC N9300-070

600 South 4th Street, 7th Floor

Minneapolis, MN 55415

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re:	Apollo Commercial Real Estate Finance, Inc.
$[ ] 4.625% Senior Secured Notes due 2029 (the “Notes”)

Reference is hereby made to the Indenture dated as of June 29, 2021 between Apollo Commercial Real Estate Finance, Inc. (the “Company”), the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”) (as amended or supplemented from time to time, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[                ] aggregate principal amount of Notes represented by a beneficial interest in a Rule 144A Global Note (CUSIP No. 03762U AD7 / ISIN No. US03762UAD72) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Regulation S Global Note (CUSIP No. U0044U AA6 / ISIN No. USU0044UAA61) to be held by [[Euroclear] [Clearstream] through] DTC.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with either (1) Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), or (2) Rule 144 under the Securities Act, and accordingly the Transferor hereby represents, covenants or agrees as follows:

(1) with respect to transfers and exchanges made in reliance on Regulation S (including any such transfers and exchanges made after the U.S. Resale Restriction Termination Date):

(A) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S);

(B) either: (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through (i) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (ii) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer

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pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S;

(C) no directed selling efforts (as defined in Regulation S) have been or will be made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; and

(D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(2) with respect to transfers and exchanges made after the U.S. Resale Restriction Termination Date: such Notes are being transferred in a transaction permitted by, and in compliance with, Rule 144 under the Securities Act and the Transferor is contemporaneously delivering the legal opinion required pursuant to Sections 2.2(b) and 2.2(d)(v) of Appendix A to the Indenture in connection with such transfer or exchange, as applicable.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER OR EXCHANGE FROM REGULATION S GLOBAL NOTE

TO RULE 144A GLOBAL NOTE PRIOR TO THE

EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

Wells Fargo Bank, National Association

Attn: DAPS Reorg

MAC N9300-070

600 South 4th Street, 7th Floor

Minneapolis, MN 55415

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re: Apollo Commercial Real Estate Finance, Inc.

$[        ] 4.625% Senior Secured Notes due 2029 (the “Notes”)

Reference is hereby made to the Indenture dated as of June 29, 2021 between Apollo Commercial Real Estate Finance, Inc. (the “Company”), the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”) (as amended or supplemented from time to time, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[                ] aggregate principal amount of Notes represented by a beneficial interest in a Regulation S Global Note (CUSIP No. U0044U AA6 / ISIN No. USU0044UAA61) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Rule 144A Global Note (CUSIP No. 03762U AD7 / ISIN No. US03762UAD72) to be held by through DTC.

In connection with such request, and in respect of such Notes, the Transferor hereby certifies that such transfer or exchange, as applicable, is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is acquiring such Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice has been given that such transfer or exchange, as applicable, is being made pursuant to Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Transferor does further certify that it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer or exchange, as applicable.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

E-1

[TRANSFEROR]

By:

Name:
Title:

Dated:

E-2

EXHIBIT F

FORM OF TRANSFER CERTIFICATE FOR OTHER TRANSFERS AND EXCHANGES

Wells Fargo Bank, National Association

Attn: DAPS Reorg

MAC N9300-070

600 South 4th Street, 7th Floor

Minneapolis, MN 55415

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re:	Apollo Commercial Real Estate Finance, Inc.

$[                ] 4.625% Senior Secured Notes due 2029 (the “Notes”)

Reference is hereby made to the Indenture dated as of June 29, 2021 between Apollo Commercial Real Estate Finance, Inc. (the “Company”) and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”) (as amended or supplemented from time to time, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[                ] aggregate principal amount of Notes represented by [a Certificated Note, with serial no. [                ], held by[TRANSFEROR] (the “Transferor”)][a beneficial interest in a Rule 144A Global Note (CUSIP No. 03762U AD7 / ISIN No. US03762UAD72) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”)][a beneficial interest in a Regulation S Global Note (CUSIP No. U0044U AA6 / ISIN No. USU0044UAA61) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”)]. The Transferor has requested a transfer or an exchange of the foregoing principal amount of [such Note to [TRANSFEREE][its beneficial interest for an interest in an Unrestricted Global Note (CUSIP No. [                ] / ISIN No. [                ]) to be held through DTC].

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture (including Appendix A thereto), and accordingly the Transferor does hereby represents, covenants or agrees as follows:

CHECK ONE BOX BELOW

(1)	☐	such Notes are being transferred to the Company or a Subsidiary of the Company; or

(2)	☐	such Notes are being transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act, to a transferee that the Transferor reasonably believes is acquiring such Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice has been

F-1

given that such transfer is being made pursuant to Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Transferor does further certify that it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer; or

(4)	☐	[Regulation S Transfers prior to the expiration of the Distribution Compliance Period] such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S (“Regulation S”) under the Securities Act, and (i) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S); (ii) either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (x) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (y) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S; (iii) no directed selling efforts (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; (iv) if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Notes covered by this Certificate, then the requirements of Rule 904(b)(1) of Regulation S have been satisfied; (v) the transfer or exchange, as applicable, is not being made to a U.S. Person or for the account or benefit of a U.S. Person; (vi) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (vii) if such Notes are being transferred or exchanged, as applicable, for interests in a Regulation S Global Note, upon completion of the transfer or exchange, the beneficial interest being exchanged or transferred as described above will be held with DTC through Euroclear or Clearstream or both; or

(5)	☐	[Regulation S Transfers after the expiration of the Distribution Compliance Period] such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Regulation S, and (i) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S); (ii) either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (x) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (y) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States, and in each of the foregoing cases

F-2

such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S; (iii) no directed selling efforts (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; and (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(6)	☐	such Notes are being transferred or exchanged, as applicable, pursuant to Rule 144 under the Securities Act of 1933 or another available exemption from registration under the Securities Act of 1933 and the Transferor is contemporaneously delivering the legal opinion required pursuant to Section 2.2(b) and/or Section 2.2(d)(v) of Appendix A to the Indenture in connection with such transfer.

Unless one of the boxes is checked, the Registrar or co-Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (6) is checked, the Transferor shall be required to deliver to the Registrar or co-Registrar the legal opinion referred to in Section 2.2(b) of Appendix A to the Indenture; and provided, further, that in any such case the Transferor may be required to deliver such additional certifications, legal opinions and other information as may be required by the Company to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and applicable state or other securities laws.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

By:

Name:
Title:

Dated:

F-3